UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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DDi Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DDi Corp.

1220 N. Simon Circle

Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of DDi Corp., a Delaware corporation (the “Company”) will be held at 8:00 a.m., Pacific Daylight Time, on Tuesday, May 17, 2011, at the corporate headquarters of the Company located at 1220 N. Simon Circle, Anaheim, California 92806, for the following purposes:

1.	To elect eight directors to the Company’s Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To approve the DDi Corp. 2011 Stock Incentive Plan;

4.	To conduct an advisory vote on the Company’s executive compensation;

5.	To conduct an advisory vote on the frequency of the advisory stockholder vote on the Company’s executive compensation; and

6.	To transact such other business as may properly come before this Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has nominated Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Lloyd I. Miller, III, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams as the nominees for election to the Board of Directors.

The Board of Directors has fixed the close of business on March 28, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, or submit a proxy by telephone or the Internet in accordance with the instructions on the enclosed proxy card, whether or not you expect to attend.

In the event you have returned a signed proxy or submitted a proxy by telephone or the Internet, but elect to attend this Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Kurt E. Scheuerman Corporate Secretary

Anaheim, California

April 14, 2011

DDi Corp.

1220 N. Simon Circle

Anaheim, California 92806

PROXY STATEMENT

The Board of Directors of DDi Corp. is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 17, 2011, at the corporate headquarters of DDi Corp., located at 1220 N. Simon Circle, Anaheim, California 92806, at 8:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. Unless the context requires otherwise, references in this Proxy Statement to “the Company,” “we,” “us,” “our,” “DDi,” and “DDi Corp.” refer to DDi Corp. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is April 14, 2011.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on March 28, 2011 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). At the Record Date, 20,282,596 shares of common stock, par value $0.001 per share of the Company (“Common Stock”), were outstanding (exclusive of shares of common stock held in treasury). Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters. The shares held in treasury will not be voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 17, 2011

This Proxy Statement and our 2010 Annual Report to Stockholders are available at www.ddiglobal.com/annualmeeting. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated by reference into this Proxy Statement. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Important Voting Information

If you hold your shares through a broker, bank or other financial institution, your broker is not permitted to vote on your behalf on the election of directors, matters involving executive compensation, the implementation of, or amendments to, equity compensation plans, and certain other matters unless you provide specific instructions directing your broker how to vote. As a result, if you do not provide specific instructions to your broker, your broker will not be permitted to vote your shares with respect to proposal 1 or proposals 3 though 5 at the Annual Meeting. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

Your Participation In Voting The Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the instructions on the voting instruction form to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the Company’s future.

More Information Is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Corporate Secretary at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, or by telephone at (714) 688-7200.

QUESTIONS AND ANSWERS

Why am I receiving this Annual Meeting information and proxy?

You are receiving this Proxy Statement from us because you owned shares of Common Stock of the Company as of the Record Date. This Proxy Statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

What am I voting on?

You are being asked to vote on (1) the election of eight directors, (2) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) a proposal to approve the DDi Corp. 2011 Stock Incentive Plan; (4) an advisory vote on our executive compensation; and (5) an advisory vote on the frequency of the advisory stockholder vote on our executive compensation. When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint Mikel H. Williams and Kurt E. Scheuerman as your representatives at the Annual Meeting. (When we refer to the “named proxies,” we are referring to Messrs. Williams and Scheuerman.) This way, your shares will be voted even if you cannot attend the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial holder?

Many stockholders of the Company hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record – If your shares are registered directly in your name with BNY Mellon, our stock transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the Annual Meeting

Beneficial Owner – If your shares are held in a stock brokerage account, by a bank, by a trustee or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank, trustee or other nominee how to vote by following the voting instructions forwarded to you by your broker, bank, trustee or nominee. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares?

Whether you are a stockholder of record or a beneficial owner, you may vote your shares in one of the following ways.

At the Annual Meeting – If you are a stockholder of record, you may vote in person by attending the Annual Meeting in person and submitting a ballot. If you are a beneficial owner, you may vote in person at the Annual Meeting only if you first obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares. Under a legal proxy, the broker, trustee or nominee confers all of its legal rights as a record holder to grant proxies or to vote at the Annual Meeting.

You will need proof of ownership of Common Stock, as well as a form of personal photo identification, to enter the Annual Meeting. In addition, if you are a beneficial owner, you must also present your legal proxy from your broker, bank, trustee or other nominee to be admitted to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote by mail, telephone or the internet as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

By Internet – Stockholders may submit proxies over the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

By Telephone – Stockholders may vote by telephone. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your telephone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

By Mail – Stockholders may sign and date the proxy card or voting instruction form received with this Proxy Statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

How will my shares be voted?

All proxies received and not revoked will be voted as directed. If you are a stockholder of record and you return a signed proxy card but do not mark your choices, your shares will be voted as follows: (1) “FOR” the election of all of the Board of Directors’ nominees for directors, (2) “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) “FOR” the approval of the DDi Corp. 2011 Stock Incentive Plan; (4) “FOR” the approval, on an advisory basis, of our existing executive compensation arrangements; and (5) “EVERY THREE YEARS” on the resolution relating to the frequency of advisory votes on our executive compensation. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

What are broker non-votes?

If you are a beneficial owner of shares held in the name of a broker, bank, trustee or other nominee and do not provide instructions to the broker, bank, trustee or other nominee on how to vote (whether you use the Internet or telephone or return the enclosed voting instruction form), the absence of instructions may cause a “broker non-vote” on the matters for which you do not provide instructions. When there is a broker non-vote, the stockholder grants a limited proxy that does not empower the holder to vote on certain types of proposals, including the election of directors, matters involving executive compensation and the implementation of, or amendments to, equity compensation plans. As a result, if you do not provide specific instructions to your broker, bank, trustee or other nominee, such holder will not be permitted to vote your shares with respect to proposal 1 or proposals 3 through 5 at the Annual Meeting. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on each of those matters. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted upon at the Annual Meeting, assuming that a quorum is present.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote irrespective of the method (i.e., telephone, Internet or mail) by which you originally voted by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by telephone, Internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

•	submitting a proxy by telephone or on the Internet (your latest telephone or Internet proxy will be counted);

•	signing and delivering a proxy card with a later date; or

•	voting at the Annual Meeting. (If you hold shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the Annual Meeting.)

If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, telephone (714) 688-7200. If your shares are held by a broker, bank or trustee, you may obtain a new voting instruction form by contacting your broker, bank or trustee. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

How many shares must be present to hold the Annual Meeting?

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. The inspector of elections will also determine whether or not a quorum is present. A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the outstanding shares of Common Stock present at the Annual Meeting and entitled to vote as of the Record Date will be necessary to establish a quorum for the Annual Meeting. Shares of Common Stock will be counted as present for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you (a) are present and vote at the Annual Meeting; (b) have voted by Internet or by telephone; or (c) have submitted a proxy card or voting instruction form by mail. Treasury shares are not entitled to vote and, therefore, are not counted in determining a quorum. Shares that abstain from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists.

What vote is required for the proposals to be approved?

Directors are elected by a plurality vote. The eight director nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors. There is no cumulative voting for the Company’s directors.

Approval of Proposals 2 through 5 will require the affirmative vote of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting. If none of the frequency options of Proposal 5 (whether to hold the advisory vote on executive compensation every one, every two or every three years) receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Proxies marked “abstain” as to Proposals 2 through 4 will be counted in the tabulation of the shares entitled to vote and, therefore, will have the same effect as a vote “against” the proposal. Abstentions will not be taken into account in determining the outcome of the vote on Proposal 5. Broker non-votes will not be counted in determining the total number of shares entitled to vote on Proposals 2 through 5 and, therefore, will have no effect on the voting results for Proposals 2 through 5.

Who pays the costs of proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic, telegraphic or electronic communications with, stockholders or their personal representatives by directors, officers, employees and consultants of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

What business may be properly brought before the meeting and what discretionary authority is granted?

Nominations for Directors for the Annual Meeting – The Bylaws of the Company (the “Bylaws”) set forth certain advance notice procedures relating to the nomination of directors (the “Nomination Bylaw”), and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the 2011 Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company by no later than March 12, 2011. The Company did not receive any director nominations for the Annual Meeting under the Nomination Bylaw. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Annual Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw.

Stockholder Proposals for the Annual Meeting – The Bylaws set forth certain advance notice procedures for properly bringing business, other than director nominations, before a meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the 2011 Annual Meeting, a stockholder must have delivered a notice regarding a proposal to the principal executive offices of the Company by no later than March 12, 2011. The Company did not receive any stockholder proposals for the Annual Meeting pursuant to the Stockholder Proposal Bylaw. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Rule 14a-8 – To the extent that a stockholder desires to have his or her proposal included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), such proposal must have been received by the Company prior to the deadline for submission calculated in accordance with Rule 14a-8, and not be otherwise excludable under Rule 14a-8. The Company originally disclosed in its proxy materials for last year’s annual meeting that the deadline for submission of proposals for inclusion in the Company’s proxy materials relating to the 2011 Annual Meeting was December 17, 2010. No proposals were submitted for inclusion prior to such deadline.

The Company has no knowledge or notice that any business other than as set forth in the Notice of Annual Meeting will be brought before the Annual Meeting. As to other matters that properly come before the Annual Meeting and are not on the proxy card, the named proxies will vote the shares of Common Stock for which they hold proxies in accordance with their best judgment.

For information related to the application of the Nomination Bylaw and the Stockholder Proposal Bylaw for the 2012 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2012 Annual Meeting.”

Is a list available of stockholders entitled to vote at the meeting?

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting. It also will be available Monday through Friday from April 14, 2011 through May 16, 2011, between the hours of 9 a.m. and 4 p.m., Pacific Time, at the offices of the Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

What is the Company’s policy regarding confidentiality of proxies, ballots and voting materials?

It is our policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential, except in the following circumstances:

•	to allow the independent inspector of elections appointed for the annual meeting to certify the results of the vote;

•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

•

where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of the tabulation of such proxies, ballots or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a proxy card;

•

where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the independent inspector of elections appointed for the annual meeting;

•	aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and

•	in the event of any solicitation of proxies or written consents with respect to any of our securities by a person other than us of which solicitation we have actual notice.

Where can I find the voting results of the meeting?

We will publish the final results in a current report on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Company’s website, www.ddiglobal.com, and choosing Investor Relations, SEC Filings. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated by reference into this Proxy Statement. You can find the same Form 8-K by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling us at (714) 688-7200, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information about the beneficial ownership of our Common Stock as of the Record Date by:

•	each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock;

•	each of our current directors and the director nominees;

•

our chief executive officer and the other officers named in the Summary Compensation Table set forth under the caption “Compensation of Executive Officers” (referred to as the “named executive officers”); and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Under the rules of the SEC, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares and percentages beneficially owned are based upon the number of shares of our Common Stock outstanding on the Record Date, together with options that are exercisable for such respective securities within 60 days of the Record Date for each stockholder. Shares of our Common Stock subject to options that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed outstanding for computing the respective percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

	Amount and Nature of Beneficial Ownership			Percent of Class(2)
Name and Address of Beneficial Owner (1)	Number of Shares Owned	Right to Acquire	Total
Principal Stockholders:
Lloyd I. Miller, III(3) 4550 Gordon Drive Naples, FL 34102	3,917,062	—	3,917,062	19.3%

Entities affiliated with The PNC Financial Services Group, Inc.(4) One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222-2707	2,135,031	—	2,135,031	10.5%

Royce & Associates, LLC(5) 745 Fifth Avenue New York, NY 10151	1,168,470	—	1,168,470	5.8%

Bryant R. Riley(6) 11100 Santa Monica Blvd., Suite 810 Los Angeles, CA 90025	1,083,871	25,300	1,109,171	5.5%

Dimensional Fund Advisors LP(7) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,077,373	—	1,077,373	5.3%

Named Executive Officers and Directors:

Mikel H. Williams	58,667	627,666	686,333	3.3%

Michael R. Mathews	21,299	109,761	131,060	*

J. Michael Dodson	5,833	25,000	30,833	*

Gerald P. Barnes	31,815	71,666	103,481	*

	Amount and Nature of Beneficial Ownership			Percent of Class(2)
Name and Address of Beneficial Owner (1)	Number of Shares Owned	Right to Acquire	Total
William E. Larkin	—	—	—	*

Robert J. Amman	17,091	146,015	163,106	*

Jay B. Hunt	4,828	146,015	150,843	*

Andrew E. Lietz	23,494	29,586	53,080	*

Lloyd I. Miller, III(3)	3,917,062	—	3,917,062	19.3%

Bryant R. Riley(6)	1,083,871	25,300	1,109,171	5.5%

Steven C. Schlepp	35,000	90,300	125,300	*

Carl R. Vertuca, Jr.	1,328	131,995	133,323	*

All Directors and Executive Officers as a group (11 persons)	5,200,288	1,403,304	6,603,592	30.5%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806.
(2)	Percentages are based on 20,282,596 shares of Common Stock outstanding as of March 28, 2011, excluding treasury shares.
(3)	This beneficial ownership information is based on information contained in a Schedule 13D/A filed with the SEC on March 14, 2011.
(4)	This beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on April 12, 2010. The total shares reported herein are held in trust accounts created by an Amended and Restated Trust Agreement dated September 20, 1983, in which Lloyd I. Miller, Jr. was Grantor and for which PNC Bank, National Association serves as Trustee. In connection with the trust accounts, Lloyd I. Miller, III and PNC Bank, National Association, in its capacity as Trustee, have entered into an Investment Advisory Agreement dated as of April 1, 2002. Either party may terminate the Investment Advisory Agreement on 30 days prior written notice. The shares reported are included in the 3,917,062 shares reported as being beneficially owned by Lloyd I. Miller, III.
(5)	This beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on January 12, 2011.
(6)	This beneficial ownership information is based on information contained in an amended Schedule 13D/A filed with the SEC on March 11, 2011. Includes 288,412 shares of Common Stock held by Riley Investment Partners, L.P. and 550,198 shares held in managed accounts of its investment advisory clients. Because Riley Investment Management LLC has sole voting and investment power over Riley Investment Partners, L.P.’s security holdings and certain of its investment advisory clients and Mr. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions, Mr. Riley is deemed to be the beneficial owner of such shares. Also includes 155,191 shares of Common Stock owned by B. Riley & Co., LLC. Mr. Riley is the Chairman and sole indirect equity owner of B. Riley & Co., LLC. Includes 42,070 shares owned by B. Riley & Co. Retirement Trust. Mr. Riley is Trustee of the B. Riley & Co. Retirement Trust. Includes 48,000 shares held in custodial accounts for Mr. Riley’s children of which Mr. Riley is the Custodian. Includes options exercisable to purchase 25,300 shares of Common Stock held by Mr. Riley.
(7)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 11, 2011. Dimensional Fund Advisors LP (“Dimensional”) is a registered investment advisor under Section 203 of the Investment Advisors Act of 1940. The shares reported are held by various investment companies, group trusts and separate accounts for which Dimensional or one of its subsidiaries acts as an investment advisor. Dimensional and its subsidiaries disclaim beneficial ownership of such securities.

No director, officer, affiliate of the Company or record or beneficial owner of more than 5% of the Common Stock or any associate of such person, is a party adverse to the Company or any of its subsidiaries in any material pending legal proceeding or has a material interest adverse to the Company or any of its subsidiaries in any such proceeding.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has three equity compensation plans — the 2003 Management Equity Incentive Plan, the 2003 Directors Equity Incentive Plan and the 2005 Stock Incentive Plan. The following table sets forth information regarding the number of shares of our Common Stock that may be issued pursuant to our equity compensation plans or arrangements as of December 31, 2010.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders(1)	2,530,410	(2)	$7.59	(3)	119,944
Equity compensation plans not approved by security holders(4)	80,337		$30.14		—
Total	2,610,747	(2)	$8.28	(3)	119,944

(1)	Represents the maximum number of shares of Common Stock that may be issued pursuant to outstanding options and restricted stock units, or available for future grant, under the 2003 Directors Equity Incentive Plan and the 2005 Stock Incentive Plan.
(2)	Includes 144,328 restricted stock units.
(3)	The weighted average exercise price does not take into account the 144,238 restricted stock units.
(4)	Represents the maximum number of shares of our Common Stock that may be issued pursuant to outstanding options granted under the 2003 Management Equity Incentive Plan (the “2003 Plan”), which was approved by the Bankruptcy Court in connection with the Company’s Modified First Amended Plan of Reorganization dated as of August 30, 2003. Stock options granted under the 2003 Plan vested in equal installments, with one-third vesting immediately upon grant, one-third after 18 months and one-third after 36 months. The Company no longer grants options under the 2003 Plan.

ELECTION OF DIRECTORS

(Proposal 1)

During 2010, the Company’s Amended and Restated Certificate of Incorporation and Bylaws provided for seven directors. In March 2011, the Company’s Board of Directors amended the Company’s Bylaws to increase the number of directors from seven to eight and appointed Lloyd I. Miller, III as a director to fill the vacancy created by the increase in the size of the Board. Mr. Miller, who beneficially holds approximately 19.3% of the Company’s Common Stock, did not serve as a director at any time during 2010.

The Nomination and Corporate Governance Committee has recommended to the Board, and the Board has approved, the nomination of the following eight nominees for election at the Annual Meeting: Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Lloyd I. Miller, III, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams, each to serve a one-year term expiring at the annual meeting in 2012 and until their respective successors are elected and qualified.

Each of the nominees presently serves as a director and has served continuously as a director of the Company since the date indicated in his biography below. All nominees have consented to be named and have indicated their intent to serve if elected. There are no family relationships between any director and any of the other directors or executive officers of the Company. There are no arrangements or understandings between any of the above-referenced director/nominees and any other person pursuant to which any such director/nominee was or is to be elected as a director or nominee.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Lloyd I. Miller, III, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams as Directors.

Although it is anticipated that each nominee will be able to serve as a director, should any nominee be unable to serve as a director, the shares of Common Stock represented by the proxies will be voted for such other person or persons as may be designated by the Board of Directors, unless the Board reduces the number of directors accordingly. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Information About the Director Nominees

Name	Age	Director Since	Principal Occupation, Qualifications and Other Information
Robert J. Amman	72	2003	Mr. Amman is currently an independent consultant. From 2000 to 2002, Mr. Amman was Chairman and Chief Executive Officer of Global TeleSystems, Inc. (“GTS”), a European broadband network services provider. From 1999 to 2000, Mr. Amman served as President and Chief Operating Officer of GTS. Mr. Amman was Chairman, President and Chief Executive Officer of John H. Harland Company, a provider of services to banks, from 1995 to 1998. From 1994 to 1995, he served as Vice Chairman of First Financial Management Corporation. From 1988 to 1994, Mr. Amman served as President and Chief Executive Officer of Western Union Corporation. Mr. Amman is Chairman of the Finance Committee of the Board and a member of the Audit and Nomination and Corporate Governance Committees of the Board.

			Mr. Amman brings to the DDi Board broad executive business experience gained by serving as corporate CEO, President and/or director for more than 30 years, mostly of high-tech companies. He has managed both growth companies and turn-around situations. His corporate finance experience makes him well qualified to serve as Chairman of the Finance Committee.

Jay B. Hunt	71	2003	Mr. Hunt has served as President of The Development Group, a business and financial advisory services firm, since 1993. From 1988 to 1990, he was Executive Vice President, member of the Executive Committee and Director of FM Productions, an entertainment services firm. From 1983 to 1987, he served as Chairman and Chief Executive Officer of FN Realty Services, a specialized financial services company. He is a former member of the Board of Directors of Gentiae Clinical Research, Inc., and a former member of the Board of Advisors of Joie De Vivre Hospitality, an owner or manager of 30 hotels and restaurants. He is also a Director and former Chairman of the Board of the Ischemia Research & Education Foundation and a Director of the Indiana University Foundation. Mr. Hunt is the Chairman of the Nomination and Corporate Governance Committee and is a member of the Audit and

Name	Age	Director Since	Principal Occupation, Qualifications and Other Information

Compensation Committees of the Board. Mr. Hunt served as Chairman of the Board of Directors of DDi Corp. from December 2003 until May 2010.

Mr. Hunt has extensive business and management experience. In addition, the industry experience and knowledge of the Company Mr. Hunt developed through his tenure as Chairman of DDi’s Board of Directors, are of great value to the Board.

Andrew E. Lietz	72	2003	Prior to his retirement in 2009, Mr. Lietz was managing director of Rye Capital Management, LLC from 2000 through 2009, where he managed a portfolio of investments. He was president and chief executive officer of Hadco Corporation, a global manufacturer of electronic interconnect products and services, from 1995 until 2000. Mr. Lietz is currently a director of Amphenol Corporation and Safeguard Scientifics, Inc. and previously served as a director of Omtool Corporation; Mr. Lietz holds a BS degree from the Wayne State University Business Administration School. Mr. Lietz is a member of the Compensation and Nomination and Corporate Governance Committees of the Board.

			Mr. Lietz has more than 40 years of corporate management experience, including strategic planning; operations management; capital markets transactions; debt and equity financings; merger and acquisition transactions; and more than 20 years’ service in public sector activities and on public company boards. In addition, Mr. Lietz’s extensive knowledge of, and experience in, the printed circuit board (“PCB”) industry provides valuable insight to DDi’s Board.

Lloyd I. Miller, III	56	2011

Mr. Miller has served on our Board since March 2011. Mr. Miller is an independent investor and has served on numerous corporate boards of publicly- traded and privately-held companies. Mr. Miller currently serves as a director of Stamps.com, Inc., a provider of Internet-based postage solutions, as well as several privately-held companies. Mr. Miller received his B.A. from Brown University.

Mr. Miller’s extensive experience with, and knowledge of, business management, accounting, finance and capital markets, and his experience serving on the boards of directors of other companies are invaluable to DDi Board discussions regarding business strategy, accounting and financial issues and cash management.

Bryant R. Riley	44	2007

Mr. Riley has served as Chairman of B. Riley & Co., Inc., a Southern California based brokerage firm he founded, since January 1997. Mr. Riley has also been the managing member of Riley Investment Management since 2001. He currently serves as a director and Chairman of the Board of Alliance Semiconductor Corp., Great American Group and a director of Transworld Entertainment Corporation. Mr. Riley has served as Chairman of the DDi Board since May 2010. Mr. Riley also is a member of the Compensation and Finance Committees of the Board.

Mr. Riley’s financial background, management advisory expertise, experience as a director of public companies and perspective as a significant stockholder, provide valuable insight to the Board of Directors.

Steven C. Schlepp	54	2005

Mr. Schlepp has served as president of Integrated Executive Services Corporation, a General Business and Private Equity Consulting Firm, since 2002. From 1996 to 2002, Mr. Schlepp served as President and Chief Executive Officer of Multilayer Technology Inc. (Multek), a provider of printed circuit board and backpanel fabrication services. From 1990 until 1996, Mr. Schlepp served as President of Toppan West Incorporated, a wholly-owned subsidiary of Toppan Electronics Ltd. Mr. Schlepp is the Chairman of the Compensation Committee of the Board and is a member of the Nomination and Corporate Governance Committee of the Board.

Mr. Schlepp’s significant experience as a chief executive in the PCB industry, his extensive merger and acquisition experience in that capacity and his knowledge of the industry’s technological challenges qualify him to serve on the Board of Directors.

Name	Age	Director Since	Principal Occupation, Qualifications and Other Information
Carl R. Vertuca, Jr.	64	2003	Mr. Vertuca has served as president of The Vertuca Group, a venture capital and real estate investment company since 2000. He is also a managing member of the limited liability company that is the general partner of SOB Ventures, a private equity fund. He served as Executive Vice President of Finance and Administration and a board member of The Dii Group, a publicly held PCB provider and contract manufacturing company from 1993 until it was acquired by Flextronics International in 2000. Prior to his tenure at The Dii Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation. Mr. Vertuca is Chairman of the Audit Committee of the Board and is a member of the Finance and Nomination and Corporate Governance Committees of the Board.

			Mr. Vertuca is an experienced financial executive with the skills necessary to serve as DDi’s Audit Committee Chair. He was the Corporate Treasurer for StorageTek and then the CFO and later Executive Vice President of Finance at The Dii Group. In addition to his background in senior finance positions for publicly traded companies, he has extensive industry and mergers and acquisition experience. Mr. Vertuca was responsible for corporate development at The Dii Group. In this function, he completed the acquisition of several PCB companies located in the United States, Germany, Brazil and China. Through this process, he developed a unique international perspective of the PCB Industry.

Mikel H. Williams	54	2005

Mr. Williams has served as President and Chief Executive Officer of the Company since November 2005. From November 2004 to October 2005, Mr. Williams served as Senior Vice President and Chief Financial Officer of the Company. Before joining the Company, Mr. Williams served as the sole member of Constellation Management Group, LLC providing strategic, operational and financial/capital advisory consulting services to companies in the telecom, software and high-tech industries from May to November 2004; and as Chief Operating Officer of LNG Holdings, a European telecommunications company where he oversaw the restructuring and sale of the business from June 2002 to December 2003. From November 1996 to June 2001, Mr. Williams held the following executive positions with Global TeleSystems, Inc. and its subsidiaries, a leading telecommunications company providing data and internet services in Europe: Senior Vice President, Ebone Sales from December 2000 through June 2001; President, GTS Broadband Services from August 2000 through November 2000; President, GTS Wholesale Services from January 2000 through July 2000; and prior thereto, Vice President, Finance of Global TeleSystems, Inc. Mr. Williams began his career as a certified public accountant in the State of Maryland working as an auditor for Price Waterhouse. Mr. Williams is a member of the Finance Committee of the Board.

Mr. Williams’ tenure as Chief Executive Officer and Chief Financial Officer of DDi, his prior leadership experience in companies with international operations and his ability to provide operational and strategic insight to the Board of Directors led the Board of Directors to conclude that he should serve as a director.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including the Securities Exchange Act of 1934, as amended, applicable rules and regulations of the SEC and applicable rules and regulations of the NASDAQ Stock Market (“NASDAQ”). The NASDAQ listing standards provide that, in order to be considered independent, our Board of Directors must determine that each member is free of any relationship that would interfere with his individual exercise of independent judgment. Our Board has reviewed the relationships between us, including our subsidiaries and affiliates, and each Board member. In addition, the Board considered various relationship categories including amount of stock ownership, and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances.

Based on its review, the Board has affirmatively determined that none of Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Lloyd I. Miller, III, Bryant R. Riley, Steven C. Schlepp and Carl R. Vertuca, Jr. currently has any relationship that would interfere with his exercise of independent judgment and each is “independent” with the foregoing independence standards. Mr. Williams was determined not to be independent based on his service as our Chief Executive Officer.

Our Board has also determined that each member of the Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee, respectively, is “independent” under the applicable listing standards of NASDAQ and, with respect to members of the Audit Committee, the audit committee requirements of the SEC. The Board has determined that Mr. Vertuca is an audit committee financial expert. The Board has further determined that each member of the Compensation Committee is an “outside director” within the meaning of Rule 162(m) of the Internal Revenue Code and is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. None of the members of these committees is an officer, employee or former employee of the Company or any of our subsidiaries.

Board Meetings

DDi business affairs are managed under the direction of our Board. The Board of Directors held five meetings during the fiscal year ended December 31, 2010 (the “Fiscal Year”) and each director attended at least 75% of those meetings. Directors are also kept informed of our business through personal meetings and other communications, including telephone contact with our Chief Executive Officer, regarding matters of interest and concern to us and our stockholders.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all of our Board members who are not officers. It is our Board’s policy that the Chairman of the Board presides over the executive sessions. If not present, a different non-management director is selected by the non-management directors to chair the executive session.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee, Finance Committee and Nomination and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board of Directors, which are available at http://www.ddiglobal.com. Copies of the committee charters may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-7200 or by writing to us at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Current committee membership and the number of meetings of each committee in 2010 are shown in the table below. Lloyd I. Miller, III is not currently a member of any committee. Each of the incumbent directors who were members of a committee attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during 2010.

	Audit	Compensation	Finance	Nomination & Corporate Governance
Robert J. Amman	Member		Chair	Member
Jay B. Hunt	Member	Member		Chair
Andrew E. Lietz		Member		Member
Bryant R. Riley		Member	Member
Steven C. Schlepp		Chair		Member
Carl R. Vertuca, Jr.	Chair		Member	Member
Mikel H. Williams			Member
Number of 2010 Meetings	6	4	5	1

Audit Committee. The Audit Committee provides oversight of the (a) financial reporting process, system of internal controls and audit process of the Company and (b) the Company’s independent registered public accounting firm. The Audit Committee evaluates the performance of the independent registered public accounting firm and makes decisions regarding the selection, retention and, where appropriate, the replacement of the independent registered public accounting firm. The Audit Committee also reviews with management and the Company’s independent registered public accounting firm the Company’s interim and year-end financial statements, and discusses with management and the independent registered public accounting firm any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K and whether the Company’s interim financial statements should be included in the Company’s quarterly reports on Form 10-Q.

Compensation Committee. The responsibilities of the Compensation Committee include: (a) assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans; (b) recommending to the Board, with the assistance of the other independent directors on the Board, the compensation, including incentive pay, of the Chief Executive Officer; (c) approving the annual compensation of the other executive officers of the Company; and (d) administering the Company’s incentive compensation and stock based plans, including the DDi Senior Management Bonus Program and determining awards thereunder.

The Chief Executive Officer of the Company works with the Chair of the Compensation Committee and the Vice President, General Counsel and Corporate Secretary to establish the agenda for the Committee and make compensation recommendations for the other executive officers. The Compensation Committee then meets in executive session to discuss the compensation of the Chief Executive Officer. The Chair of the Compensation Committee reports the Committee’s recommendations on executive compensation to the Board.

The Compensation Committee has the sole authority and resources under its charter to obtain advice and assistance from internal or external legal, accounting or other advisors, including any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer or other executive officers and has sole authority to approve the consultant’s fees and other retention terms.

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. In addition, under the terms of our stock incentive plans, the Compensation Committee, which acts as the administrator under such plans, may delegate its powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers.

For more information on the processes and procedures followed by the Compensation Committee for the consideration of executive compensation, see the “Compensation of Executive Officers” section of this Proxy Statement.

Finance Committee. The responsibilities of the Finance Committee include evaluating and making recommendations to the Board regarding debt and equity financing transactions, other significant financial matters and material strategic transactions.

Nomination and Corporate Governance Committee. The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, and policies relating to tenure. The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the development of the Company’s corporate governance guidelines.

Corporate Governance

The Board of Directors has established guidelines that it follows in matters of corporate governance. The following summary provides some highlights of those guidelines. A complete copy of the guidelines is available online at http://www.ddiglobal.com or in paper form upon request to the Company’s Corporate Secretary.

Board Leadership Structure. We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two positions. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Riley is the current Chairman of the Board.

Risk Management and Oversight Process. Our Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The Board also regularly reviews information regarding areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. A fundamental part of risk management is not only understanding the risks that a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Finally, the Company’s Nomination and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. Our Board is advised by the committees of significant risks and management’s response by periodic updates.

Risk Considerations in our Compensation Program. The Board of Directors has assessed our compensation policies and practices to determine whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on us. The Board concluded that our compensation policies do not create such risks. Moreover, the Board also concluded that our compensation does not encourage excessive or inappropriate risk taking for the following reasons:

•

We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of DDi’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on annual adjusted net EBITDA targets and performance with respect to personal objectives. For long-term performance, our stock option awards generally vest over three years and are only valuable if our stock price increases over time. Our restricted share units generally vest over three years. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•

Because adjusted net EBITDA is the performance measure for determining incentive payments, we believe our executives are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may incentivize management to drive sales levels without regard to cost structure. If we are not profitable at a reasonable level, there are no payouts under the bonus program.

•

We cap our cash bonuses, which we believe also mitigates excessive risk taking. Even if the company dramatically exceeds its adjusted net EBITDA target, bonus payouts are limited. Conversely, we have floors on the adjusted net EBITDA target so that profitability at a certain level (as approved by the Compensation Committee) does not permit bonus payouts.

•

We believe that our focus on adjusted net EBITDA (through our cash bonus program) and stock price performance (through our equity compensation program) provides a check on excessive risk taking. That is, even if our executives could inappropriately increase adjusted net EBITDA by excessive expense reductions or by abandoning less profitable revenue sources, this would be detrimental to the Company in the long run and could ultimately harm our stock price and the value of their equity awards. Likewise, if our executives were to add revenue sources at low margins in order to generate a higher growth company multiple and increased stock prices, it could decrease adjusted net EBITDA and the value of their cash bonus payments.

•	Our bonus program has been structured around adjusted net EBITDA for many years, and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Code of Business Conduct and Ethics and Corporate Governance Guidelines. The Company is committed to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics, which is applicable to our directors, Chief Executive Officer, Chief Financial Officer and Controller, as well as all of our other employees, is available at

http://www.ddiglobal.com. Our Corporate Governance Guidelines can be found at http://www.ddiglobal.com. Copies of each of these documents may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-7200 or by writing to us at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Director Nomination Process. The Nomination and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and recommending qualified candidates for election as directors, including the slate that our Board proposes for election by our stockholders at the Annual Meeting. The Nomination and Corporate Governance Committee evaluates all candidates selected for consideration, including incumbent directors and nominees recommended by stockholders, based on the same criteria as described below. After such evaluation, the candidates are then approved by the Nomination and Corporate Governance Committee. After such approval, the Nomination and Corporate Governance Committee seeks final Board approval of the director candidates.

While the Nomination and Corporate Governance Committee does not have any specific minimum qualifications for director candidates, the Nomination and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity and business or other experience. The Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then current mix of director attributes.

Candidates may come to the attention of the Nomination and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Any stockholder who wishes to recommend a prospective nominee to serve on the Board of Directors for consideration by the Nomination and Corporate Governance Committee may do so by providing the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Communications with the Board. You may send communications to the Board of Directors, to the non-management members of the Board or to an individual Board member by directing an e-mail to directors@ddiglobal.com or by sending a letter to DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials may not be forwarded to Directors, in the discretion of the Corporate Secretary.

Director Attendance at Annual Stockholder Meetings. Under the Company’s Corporate Governance Guidelines, the Directors are expected to attend annual meetings of the Company’s stockholders. All of the Directors attended the 2010 annual meeting of stockholders.

Compensation of Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In 2010, we provided the following annual compensation to directors who are not employees:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Stock Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Robert J. Amman	$62,000	—	$50,000	—	$112,000
Jay B. Hunt	$61,806	—	$50,000	—	$111,806
Andrew E. Lietz	$46,806	—	$50,000	—	$96,806
Bryant R. Riley	$58,583	—	$50,000	—	$108,583
Steven C. Schlepp	$50,000	—	$50,000	—	$100,000
Carl R. Vertuca, Jr.	$67,000	—	$50,000	—	$117,000

(1)	Under the Company’s director compensation policy each current and future outside director receives a $20,000 annual retainer, plus $2,000 per meeting attended in person or by telephone, or $1,000 for meetings attended by telephone that last less than 2 hours. The Chairman of the Board of Directors and the Chairman of the Audit Committee each receive an additional annual retainer of $15,000. In addition, each other committee chairman receives an additional annual retainer of $10,000. The non-chair members of committees receive a $5,000 annual committee member retainer for each committee on which they serve. All committee members also receive $1,000 per committee meeting attended.

(2)	Reflects the grant date fair value of stock options granted in 2010, calculated in accordance with FASB ASC Topic 718. Additional information related to the calculation of the compensation cost is set forth in Note 9 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2010.

Stock Options. Our Board of Directors grants stock options to non-employee directors from time to time. The following table includes certain information with respect to the value of all outstanding and unexercised options previously awarded to the Company’s non-employee directors as of December 31, 2010.

	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
Robert J. Amman	—	15,300	—	$8.90	05/11/2020
	20,000	—	—	$3.59	05/12/2019
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	05/10/2016
	21,428	—	—	$5.67	12/20/2015
	14,285	—	—	$35.00	12/19/2013

Jay B. Hunt	—	15,300	—	$8.90	05/11/2020
	20,000	—	—	$3.59	05/12/2019
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	05/10/2016
	21,428	—	—	$5.67	12/20/2015
	14,285	—	—	$35.00	12/19/2013

Andrew E. Lietz	—	15,300	—	$8.90	05/11/2020
	20,000	—	—	$3.59	05/12/2019
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	05/10/2016
	21,428	—	—	$5.67	12/20/2015
	14,285	—	—	$35.00	12/19/2013

Bryant R. Riley	—	15,300	—	$8.90	05/11/2020
	10,000	—	—	$5.80	12/04/2017

Steven C. Schlepp	—	15,300	—	$8.90	05/11/2020
	15,000	—	—	$7.76	10/17/2016
	60,000	—	—	$7.79	05/10/2016
	19,000	—	—	$5.67	12/20/2015

Carl R. Vertuca, Jr.	—	15,300	—	$8.90	05/11/2020
	20,000	—	—	$3.59	05/12/2019
	15,000	—	—	$7.76	10/17/2016
	45,980	—	—	$7.79	05/10/2016
	21,428	—	—	$5.67	12/20/2015
	14,285	—	—	$35.00	12/19/2013

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Proposal 2)

Selection of Independent Registered Public Accounting Firm

The accounting firm of Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 and the Audit Committee has again selected Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select Grant Thornton as our independent registered public accounting firm, the Audit Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal controls over financial reporting for 2011. If the stockholders do not ratify the selection of Grant Thornton, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select Grant Thornton notwithstanding the failure of our stockholders to ratify its selection. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm.

Board Recommendation

The Board of Directors unanimously recommends a vote in favor of the ratification of appointment of Grant Thornton as the Company’s independent registered public accounting firm.

Changes in Registrant’s Certifying Accountant

On May 21, 2009, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. PwC’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2008 and December 31, 2007, respectively, and through the subsequent interim period through May 21, 2009, there were (1) no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. PwC furnished the Company with a letter addressed to the SEC stating that it agreed with the above statements. A copy of such letter, dated May 26, 2009, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated May 21, 2009.

Relationship of the Company with the Independent Registered Public Accounting Firm

The following table sets forth the fees billed to us by Grant Thornton for 2009 and 2010.

	2009	2010
Audit fees	$720,482	$630,764
Audit related fees	19,421	37,707
Tax fees	184,922	98,500
All other fees	—	—

Total	$924,825	$766,971

Audit fees. This category includes fees for the annual audit of our consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit related fees. This category includes fees relating to due diligence with respect to potential acquisitions.

Tax fees. This category consists of tax services, including tax compliance, tax advice and tax planning.

The Audit Committee of our Board of Directors has established a practice that requires the Audit Committee to pre-approve any audit or permitted non-audit services to be provided by our independent registered public accounting firm, Grant Thornton, in advance of such services being provided. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that the Chairman reports any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

Under the SEC rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal independent registered public accounting firm. The Audit Committee has approved all of the services and fees stated above.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2010 with the Company’s management and with the Company’s independent registered public accounting firm, Grant Thornton LLP.

The Audit Committee has discussed with Grant Thornton LLP those matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with Grant Thornton LLP its independence from the Company and its management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE,

Robert J. Amman
Jay B. Hunt
Carl R. Vertuca, Jr. (Chair)

APPROVAL OF THE

DDI CORP. 2011 STOCK INCENTIVE PLAN

(Proposal 3)

The Board of Directors has unanimously approved, subject to stockholder approval, the DDi Corp. 2011 Stock Incentive Plan (the “2011 Plan”). Below is a summary of the principal provisions of the Plan and its operation. A copy of the Plan is set forth in full in Appendix A to this Proxy Statement, and the following description of the Plan is qualified in its entirety by reference to Appendix A.

Terms in this section of the Proxy Statement that begin with an initial capital letter (and are not otherwise defined) have the defined meaning set forth in Appendix I of the Plan, unless their context indicates a different meaning.

Background

The Board has approved the Plan and is proposing that the Plan be approved by the Company’s stockholders at the Annual Meeting as the sole plan under which the Company will make future equity-based and incentive awards for employees of the Company or any Affiliate of the Company (including non-employees to whom an offer of employment has been made or is existing), and members of the Board. The discussion below uses the term “Eligible Persons” to refer to all individuals who may receive awards under the Plan. The Company’s current incentive share plan, under which no future awards will occur if the Plan receives your approval, is the DDi Corp. 2005 Stock Incentive Plan, which was initially adopted by the Board and approved by our stockholders in 2005 and subsequently amended with stockholder approval in 2007 (as amended, the “2005 Plan”).

The amount and nature of the proposed awards under the Plan have not yet been determined, although the Plan permits grants of Stock Options, Restricted Shares, Restricted Share Units (“RSUs”) and Performance Awards (“Performance Awards”) (collectively, the “Awards”). The Board believes that the Plan is an important factor in attracting, retaining and motivating Eligible Persons. The Board believes that the Company needs the flexibility that the Plan will provide both to have an increased reserve of shares available for future equity-based Awards, and to make future Awards selected from a broad range of cash and share-based alternatives.

The Plan will reserve for issuance 1,750,000 shares for future Awards to Eligible Persons. In addition, any shares that are currently reserved for awards under the 2005 Plan (as well as any shares that in the future would have become available for awards under that plan for any reason, including but not limited to expiration or forfeiture of outstanding awards) will be added to the reserve of shares that are authorized and available for issuance pursuant to the Plan. As of the Record Date, 2,294,700 shares of Common Stock are reserved for issuance pursuant to outstanding options and RSUs granted under the 2005 Plan, and the 2005 Plan had 181,516 shares of Common Stock that remain available for grant. If the 2011 Plan is not approved by the stockholders at the Annual Meeting, the 2005 Plan will remain in effect in accordance with its terms.

If the Plan is approved by the Company’s stockholders, the Board intends to cause the shares that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the Securities and Exchange Commission (“SEC”) at the Company’s expense. Stockholder approval of the Plan will not affect the Company’s 2005 Plan, which will remain in full force and effect, although no additional Awards will be granted under the 2005 Plan.

The Board unanimously recommends that you vote “FOR” the approval of the 2011 Stock Incentive Plan. The affirmative vote of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for approval of this proposal.

Summary of the 2011 Stock Incentive Plan

Purpose. The purpose of the Plan is to (a) enhance the Company’s ability to attract highly qualified personnel; (b) strengthen its retention capabilities; (c) enhance the long-term performance and competitiveness of the Company; and (d) align the interests of the Plan participants with those of the Company’s stockholders.

Shares Subject to the Plan. The Plan will reserve 1,750,000 shares for future Awards to Eligible Persons. The number of shares available for Awards, as well as the terms of outstanding Awards, will be adjusted (on terms described more specifically below) as provided in the Plan for share splits, share dividends, reclassifications, recapitalizations, and other similar events. Any shares reserved for Awards will again be available for future Awards if the shares for any reason will never be issued to a participant or beneficiary pursuant to an Award due to the Award’s forfeiture, cancellation, expiration, or net settlement without the issuance of shares. In addition, all shares that are available for future grant under the 2005 Plan as of the date of the Annual Meeting and Awards granted under the 2005 Plan that expire, terminate or are otherwise forfeited will become available for subsequent Award under the 2011 Plan.

Administration. The Committee will administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Board and any committee exercising discretion under the Plan from time to time are referred to as the “Committee.” The Compensation Committee of the Board is currently acting as the Committee for purposes of the Plan, provided that: (a) with respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code (the “Code”), the Committee will consist of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m); and (b) with respect to any decision relating to a Reporting Person, the Committee will consist of solely two or more Directors who are disinterested within the meaning of Rule 16b-3 of the Exchange Act. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

Subject to the terms of the Plan, the Committee has express authority to grant awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award; to determine, from time to time, the Fair Market Value of Shares; to determine, and to set forth in Award Agreements, the terms and conditions of all Awards; and to approve the forms of Award Agreements and all other documents, notices and certificates therewith. The Committee has broad discretion to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend and rescind rules relating to the Plan and its administration. Within the limits of the Plan, the Committee may modify, cancel or waive the Company’s rights with respect to any Awards, to adjust or modify Award Agreements for changes in law, and to recognize differences in foreign law, tax policies or customs. The Committee may require, as a prior condition to the grant, vesting, exercise, settlement and/or issuance of shares pursuant to any Award, that a participant enter into a general release of claims in any form as the Committee may require. Finally, the Committee may make all interpretations and take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

The Plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Plan. The Plan releases these individuals from liability for good faith actions associated with the Plan’s administration.

Eligibility. The Committee will determine from the class of Eligible Persons those Persons to whom Awards may be granted, which may include any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been or is being extended. The Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. The Plan provides that no Participant may receive Options that relate to more than 40% of the maximum number of shares issuable under the 2011 Plan.

Options. Options granted under the Plan provide Participants with the right to purchase Common Stock granted under the Plan at a price determined in accordance with the Plan.

Exercise Price of Options. The Committee may grant Options that are immediately exercisable or that become exercisable in whole or in part based on future events. The exercise price of Options may not be less than 100% of the fair market value on the grant date of the shares subject to the Award. As of April 1, 2011, the closing price of a Common Share on the NASDAQ Global Select Market was $10.55 per share. No Option may be exercisable for a term ending more than ten years after it is granted.

Exercise of Options. To the extent exercisable in accordance with the agreement granting them, the Participant may exercise an Option in whole or in part, at any time and from time to time prior to the Option’s expiration; subject to earlier termination relating to the Participant’s termination of employment or continuous service. With respect to Options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares, a net exercise by surrendering shares otherwise receivable upon exercise, cashless exercise under a program approved by the Committee, or any combination of the above.

Subject to the terms of the Award Agreement evidencing an Option grant, the Option may be exercised during the one-year period after a Participant’s termination of service due to retirement, Disability or death (as well as death within 90 days after terminating employment other than for cause), and during the 90-day period after the Participant’s termination of employment without Cause (and what would have been without Cause if the Company had known all of the relevant facts). Options will expire immediately upon a Participant’s termination of service for Cause (or when Cause first existed if earlier). Options will expire following a 90-day period after the Participant’s termination of employment for any other reason not listed above. To the extent an Option expires based on Termination of Continuous Service during a Securities and Exchange Commission blackout period, the period for exercising the Options will be extended until ten days beyond the date such blackout period ends. The Award Agreements evidencing the grant of an Option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such Option upon a termination or change in status of the employment or service of the Participant.

The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as communicated by the Committee to the Participant.

Restricted Shares, RSUs and Unrestricted Shares. Under the Plan, the Committee may grant (a) restricted shares that are forfeitable until certain vesting requirements are met and (b) RSUs which represent the right to receive shares after certain vesting requirements are met, in each case pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. As to each Restricted Share or RSU Award, the Committee will establish the number of shares deliverable or subject to such Award and the length of the Restricted Period. The Committee may make Restricted Share or RSU Awards with or without the requirement for payment of cash or other consideration.

The Committee has the discretion to place any restrictions on a Participant’s receipt of an Award, which may include, but is not limited to, restrictions concerning voting rights and transferability. Restrictions placed on Awards may lapse, separately or in combination, based on circumstances or criteria determined by the Committee, including, without limitation, criteria based on a Participant’s duration of employment, directorship or consultancy with the Company; individual, group, or divisional performance criteria; Company performance; or other criteria selected by the Committee.

The Award Agreement for Restricted Share or RSU awards will set forth the requirements for vesting and forfeiture. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, a Participant will forfeit his or her unvested Restricted Shares and unvested RSUs if the Participant’s Continuous Service Terminates. As soon as practicable after a Participant’s vesting in Restricted Shares (or right to receive Shares pursuant to underlying RSUs), the Company will deliver to the Participant one Share for each surrendered and vested Restricted Share (or vested RSU), subject to the terms of an Award Agreement and withholding for Taxes.

Unless otherwise provided in the Award Agreement for Restricted Shares, prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award.

The Committee may grant Awards hereunder in the form of unrestricted Shares that shall vest in full upon the Grant Date or such later date as the Committee may determine.

Performance Awards. The Committee may, at the time of a Restricted Share or RSU Award grant, designate such award as a Performance Award in order that such Award be intended to be exempt from Code Section 162(m) limits. Performance Awards under the Plan will only be settled in Shares. Performance Awards will vest and become payable based upon the achievement, within a specified period of time, of performance objectives applicable to the individual, the Company or any Affiliate.

With respect to Performance Awards, the Plan requires that the Committee specify in writing the Performance Period to which the Award relates and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established by the Committee, the Performance Period, Performance Measures, and Performance Formula may not be amended or otherwise modified to the extent that such amendment or modification would cause the compensation payable under the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant will be eligible to receive Shares in respect to a Performance Award only to the extent that the Participant has achieved the Performance Measure. After the close of a Performance Period, the Committee will review and certify in writing whether, and to the extent that, the Performance Measure for the Performance Period has been achieved. The Committee may, in its discretion, decrease the amount of the Award, but may not increase such Award. The maximum Performance Award that any one Participant may receive for any one Performance Period shall not exceed 40% of the maximum number of Shares issuable under the Plan.

Forfeiture. Unless otherwise provided in an agreement granting an Award, the Company has the following recourse against a Participant who does not comply with certain employment-related covenants, either during employment or for certain periods after ceasing to be employed: the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards; rescind any exercise, payment or delivery pursuant to the Award; or recapture any shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares issued pursuant to the Award. These remedies are also generally available to the Company for Awards that would have had a lower grant level, vesting, or payment if a Participant’s fraud or misconduct had not caused or partially caused the need for a material financial restatement by the Company or any affiliate. In addition, all Awards or proceeds from the sale of Awards, made or earned pursuant to the Plan will be subject to the right of the Company to full recovery (with reasonable interest thereon) in the event that the Board determines reasonably and in good faith that any Participant’s fraud or misconduct has caused or partially caused the need for a material restatement of the Company’s financial statements for any fiscal year to which the Award relates.

Income Tax Withholding. As a condition for the issuance of shares pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Award or the issuance of Shares. Neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or otherwise hold any Participant harmless from any or all such taxes. For Participants who are employees of the Company, or any of its affiliates, the primary method for settling minimum statutory employment and withholding taxes will involve the withholding and cancelling, from any Shares otherwise deliverable to settle an Award, of Shares having a Fair Market Value equal to such taxes.

Transferability. Except to the extent an Award provides otherwise, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than (a) by will or the laws of descent and distribution, (b) to charitable institutions, (c) certain family or related members, or related trusts, or (d) as otherwise approved by the Committee.

Certain Corporate Transactions. The Committee will equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in form of organization, or any other increase or decrease in the number of issued Shares affected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities will not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided in the Plan, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

In addition (and except as otherwise provided in any employment-related agreement between the Company or any Affiliate and any Participant), in the event of a Change in Control, the Committee may at any time, in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period so that Awards will vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award will lapse as to the Shares subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee); or (d) terminate all or some Awards upon the consummation of the transaction, provided that the outstanding Awards have vested in full as of a date immediately prior to consummation of the Change in Control (to the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon consummation).

Notwithstanding the above and unless otherwise provided in an Award Agreement or in any employment related agreement between the Company or any Affiliate and the Participant, in the event a Participant is Involuntarily Terminated within 12 months (or other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted based on the above shall accelerate and become fully vested (and become fully vested in the case of Options), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence will occur immediately prior to the effective date of the Participant’s Involuntary Termination, unless an Award Agreement provides otherwise.

Finally, if the Company dissolves or liquidates, all Awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.

Modifications and Substitutions of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, or to accept the cancellation of outstanding Awards to the extent not previously exercised.

Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder, unless either (a) the Participant provides written consent, or (b) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant. In the event of certain corporate mergers and acquisitions, the Committee may substitute Option grants under the Plan for grants under the acquired company’s plan, subject to applicable tax rules cited in the Plan.

Term of the Plan; Amendments or Termination. If not sooner terminated by the Board, the Plan will terminate at the close of business on the date ten years after its Effective Date. The Board may amend or terminate the Plan as it deems advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (other than in the case of a Change in Control) unless such change is authorized by the stockholders of the Company. A termination or amendment of the Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected U.S. Federal Income Tax Consequences.

The following is a brief summary of certain tax consequences of certain transactions under the Plan. This summary is not intended to be complete, focuses on U.S. law because the grants will primarily be subject to U.S. tax laws, and does not describe state or local tax consequences.

Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m) under the subheading “—Special Tax Provisions”). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Share Options. A Participant will not recognize income at the time an Option is granted. At the time an Option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares issued to the Participant on the exercise date, over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of an Option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Shares, RSUs, and Performance Awards. In general, a Participant will not recognize income at the time of grant of restricted shares, RSUs, or Performance Awards, unless the Participant elects with respect to restricted shares or share-based Performance Awards to accelerate ordinary income taxation to the date of the Award. In the event of such an election, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss upon sale of the unrestricted shares would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize ordinary income equal to the value of any cash or shares that the Participant receives when the Award is later settled through an issuance of unrestricted shares.

Unrestricted Shares. A Participant will recognize ordinary income at the time of grant of unrestricted shares, in an amount equal to the excess of the market value of the unrestricted shares over any amount, if any, the Participant pays for them (in which case subsequent gain or loss upon sale of the unrestricted shares would be capital in nature).

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a Change in Control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, in the unanticipated event that Code Section 162(m) applies to the Company’s executives, the

Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation. The Plan provides that Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the Plan authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (a) conforms with the requirements of Section 409A of the Code, (b) that voids any Participant election to the extent it would violate Section 409A of the Code, and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of certain important U.S. tax law consequences concerning a grant of Awards under the Plan and the disposition of shares issued thereunder as such tax laws are in existence as of the date of this Proxy Statement. Special rules may apply to the Company’s officers or Trustees.

ADVISORY APPROVAL OF THE COMPENSATION OF

NAMED EXECUTIVE OFFICERS

(Proposal 4)

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the Company’s stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers (“NEOs”), which is described in the section titled “Compensation of Executive Officers” in this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the 2011 Annual Meeting:

“RESOLVED, that the stockholders of DDi Corp. (the “Company”) hereby approve, on an advisory basis, the compensation paid and payable to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth under the section titled “Compensation of Executive Officers” in this Proxy Statement.”

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both the Company’s financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short- and long-term incentive programs to make executive pay dependent on the Company’s performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at-risk” increases. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

This vote is merely advisory and will not be binding upon the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote FOR advisory approval of the compensation of the Company’s named executive officers as set forth in the resolution referenced above.

ADVISORY VOTE ON FREQUENCY OF

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 5)

The Dodd-Frank Act also requires us to submit an advisory resolution to stockholders at least once every six years to determine how frequently they would like to cast an advisory vote on the compensation of the Company’s executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years. Accordingly, in satisfaction of this requirement, stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders of the Company hereby advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.”

In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

For the reasons described below, the Board recommends that our stockholders select a frequency of three years, or a triennial vote. Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section below, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we grant awards with multi-year service periods to encourage our executive officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance. A triennial vote will provide us with the time to thoughtfully respond to stockholder’ sentiments and implement any necessary changes. The Board believes anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the Company.

This vote is merely advisory and will not be binding upon the Company or the Board. The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interest of the Company and its stockholders to hold an advisory vote more or less frequently than the alternative that has been selected by our stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting. Because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote for the holding of advisory votes on executive compensation “every three years”.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis for Named Executive Officers

The following Compensation Discussion and Analysis describes the material elements of compensation for the Company’s named executive officers, which consist of our President and Chief Executive Officer, our Chief Financial Officer, our Senior Vice President and Chief Operations Officer, our Senior Vice President – Sales and our Former Interim Chief Financial Officer.

Objectives of Compensation Program

The primary objective of the Company’s compensation program, including our executive compensation program, is to maintain a compensation program that will fairly compensate our executives and employees, attract and retain qualified executives and employees who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals and align our executives’ long-term interests with those of our stockholders. To that end, the Company’s compensation practices are intended to:

•	provide overall compensation (assuming that targeted levels of performance are achieved) that is generally in line with the median compensation of similarly situated companies;

•	tie total compensation to Company performance and individual performance in achieving financial and non-financial objectives; and

•	closely align senior management’s interests with stockholders’ interests through long-term equity incentive compensation.

How the Compensation Committee Determines the Forms and Amounts of Compensation

The Compensation Committee structures our compensation programs and establishes compensation levels for our executive and senior officers. The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our historical financial performance.

The Compensation Committee considers the recommendations from Mikel Williams, our Chief Executive Officer, in determining executive compensation. In making his recommendations, Mr. Williams receives input from our Human Resources Department.

The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under the Company’s incentive bonus plan and stock-based awards – of the Company’s executive officers and other members of the Company’s senior management team, including the named executive officers. Independent board members who are not members of the Compensation Committee also participate in Committee deliberations regarding executive compensation.

The Compensation Committee also engages independent compensation consultants from time-to-time to assist the Compensation Committee in its duties, including providing advice regarding industry trends relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies. Neither the Compensation Committee nor management retained a compensation consultant during 2010.

The Compensation Committee compares the levels and elements of compensation that the Company provides to its named executive officers with the levels and elements of compensation provided to their counterparts in the market. The Compensation Committee uses this aggregate of comparison data as a guideline in its review and determination of base salaries, Company performance and individual performance targets under our annual bonus programs and long-term equity incentive awards.

The Compensation Committee also annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines the Chief Executive Officer’s compensation levels based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee considers corporate performance, the impact of incentive awards on the Chief Executive Officer’s total compensation and the awards given to the Chief Executive Officer in past years. For the other named executive officers, the Compensation Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer and also exercises its judgment based on the Board’s interactions with the named executive officers. As with the Chief Executive Officer, the performance evaluation of these executives is based on achievement of pre-agreed objectives by the executive, his or her contributions to the Company’s performance and other leadership accomplishments.

Components of Executive Compensation

The elements of the Company’s compensation program are base salaries, bonus compensation based upon incentive goals and objectives and stock-based equity awards. Our compensation program is designed to balance our need to provide our named executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries. There is no pre-established policy for allocating between cash and non-cash or short-term or long-term compensation. Each named executive officer’s current and prior compensation is considered in setting future compensation.

Base Salaries

Base salary is the guaranteed element of employees’ annual cash compensation. Base salaries are generally based on relative responsibility and are targeted to provide competitive guaranteed cash compensation. The value of base salary reflects the employee’s long-term performance, skill set and the market value of that skill set. Base salaries for our named executive officers are reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. The Company does not apply specific formulas to determine increases. In setting base salaries, the Compensation Committee considers the following factors:

•	The Company’s overall financial condition;

•	Internal relativity, meaning the relative pay differences for different job levels;

•	Individual performance;

•	Overall economic conditions and market factors;; and

•	Consideration of the mix of overall compensation.

In March 2010, the Compensation Committee increased the base salaries of the Company’s Chief Executive Officer and Senior Vice President and Chief Operations Officer. The base salary for Mr. Barnes remained its 2009 level for 2010. These decisions were based upon a review of salary history, internal relativity, the development of business and individual performance evaluations, as well as consideration of overall conditions of the general economy.

Cash Incentive Bonuses

The Company believes that as an employee’s level of responsibility increases, a greater portion of the individual’s cash compensation should be variable and linked to both quantitative and qualitative expectations, including key financial, operational and strategic metrics. To that end, the Company has established an annual cash bonus program in order to align employees’ goals with the Company’s financial, strategic and tactical objectives for the current year.

Senior Management Bonus Program for 2010

For 2010, the Compensation Committee established the Senior Management Bonus Program for the year ended December 31, 2010 (the “2010 Bonus Program”). Under the 2010 Bonus Program, bonus target amounts, expressed as a percentage of base salary, were established for participants at the beginning of the year. Bonus payouts for the year were then determined by (a) the achievement by the Company of certain financial goals/targets set forth in the Company’s annual budget related to the Company’s EBITDA from the Company’s consolidated operations, including the total amount of expense accrued for bonus payments awarded under the 2010 Bonus Program and certain other adjustments (“Net Adjusted EBITDA”); and (b) each participating employee meeting pre-established annual personal objectives. Satisfactory individual performance is a condition to payment. The 2010 Bonus Program also provided the Compensation Committee with discretion to grant discretionary bonuses to participants, including the named executive officers, based upon individual performance or the occurrence of events that the Compensation Committee considers extraordinary. Such discretionary bonuses did not require a minimum Net Adjusted EBITDA achievement.

The Compensation Committee considered the following when establishing the awards for 2010:

•

Bonus Targets. Target bonuses are expressed as a percentage of the participant’s base salary earned during the plan year, and consist of two components – a corporate portion based on the achievement by the Company of 100% of its Net Adjusted EBITDA target for the plan year, and a personal portion based on the achievement by the participant of annual personal objectives during the year. Bonus targets, and the proportion of the incentive based on corporate and personal performance, were based on job responsibilities and internal relativity. The Compensation Committee’s objective was to set bonus targets such that total annual cash compensation was within the broad middle range of peer group companies and a substantial portion of that compensation was linked to company performance. Consistent with the Company’s executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to Company performance in the 2010 Bonus Program. The schedule below shows the award guidelines for the 2010 awards for named executive officers as a percentage of 2010 base salary:

	2010 Base Salary(1)	Target Bonus		Incentive Mix		2010 Bonus Paid
Name		% of Salary	Dollars	Company	Personal
Mikel H. Williams	$450,000	100%	$450,000	70%	30%	$456,094
J. Michael Dodson (2)	$300,000	50%	$150,000	70%	30%	$148,609
Michael R. Mathews	$300,000	50%	$150,000	50%	50%	$144,448
Gerald P. Barnes (3)	$250,000	80%	$200,000	50%	50%	$276,114
William E. Larkin (4)	$200,000	—	—	—	—	—

(1)	Reflects base salaries as of December 31, 2010. Bonus payments for Messrs. Williams and Mathews were pro-rated based upon the change in base salaries approved in March 2010.
(2)	Mr. Dodson became the Company’s Chief Financial Officer on January 21, 2010. Mr. Dodson’s bonus for 2010 was pro-rated based on the portion of the year that he was employed by the Company.
(3)	Mr. Barnes’ personal incentive compensation for 2010 was administered monthly based upon the Company’s performance against its sales bookings objectives.
(4)	Mr. Larkin, who served as interim Chief Financial Officer from October 20, 2009 to January 21, 2010, was not a participant in the 2010 Bonus Program.

•

Company performance measures. For all participants in the 2010 Bonus Program, including the named executive officers, the Compensation Committee established the 2010 Company performance measure based upon Net Adjusted EBITDA; this measure was determined in December 2009. The Compensation Committee believed that this performance measure would encourage employees to focus on improving both top-line sales and bottom-line earnings. Under the 2010 Bonus Program formula, payouts could range from zero to 150% of target depending on the Company’s performance. The bonuses earned by the named executive officers for 2010 relating to corporate performance were 150% of target as a result of achieving in excess of 125% of the Net Adjusted EBITDA target for 2010.

•

Personal performance measures. For all participants in the 2010 Bonus Program, including the named executive officers, a portion of incentive awards are based on achievement of personal performance objectives. For the named executive officers, these individual performance objectives relate to the specific areas of responsibility for each named executive officer, as well as overall leadership and ethics criteria. Each objective was assigned a specific percentage weight at the commencement of the 2010 Bonus Program. In establishing the performance objectives of the named executive officers, the Chief Executive Officer made recommendations, which were approved by the Compensation Committee. For purposes of determining whether our named executive officers met each of the individual goals and objectives assigned to them, the Compensation Committee met with our Chief Executive Officer and then the Committee deliberated alone without the Chief Executive Officer present. The Company was required to achieve a minimum threshold of 50% of Net Adjusted EBITDA performance before any payments would be made on the personal objective incentives.

Senior Management Bonus Program for 2011

In December 2010, the Compensation Committee adopted the Senior Management Bonus Program for the fiscal year ending December 31, 2011 (the “2011 Bonus Program”). Selected employees, including all of the Company’s executive officers, are eligible to participate in the 2011 Bonus Program. Each participant in the 2011 Bonus Program has been assigned a target annual cash bonus. Participants may earn their bonuses based on (a) the achievement by the Company relative to its Net Adjusted EBITDA target for 2011; and (b) each participating employee meeting pre-established personal objectives. Target bonuses for 2011 are generally in line with the percentages of base salary and the corporate-personal mixes that were in effect for 2010. Based upon the Company’s 2010 performance and internal forecasts, the Compensation Committee increased the 2011 corporate performance target of Net Adjusted EBITDA as compared to 2010. The Committee also modified the bonus payout schedule with respect to the achievement thresholds for bonus percentage payouts to reflect the increase in the Net Adjusted EBITDA target. The Net Adjusted EBITDA target was set at a level that the Compensation Committee believes to be achievable with meaningful corporate financial performance improvement. Under the 2011 Bonus Program, the Company must achieve 100% of the Net Adjusted EBITDA target for employees to be entitled to a 100% target payout for Net Adjusted EBITDA performance. As illustrated in the table below, if less than 65% of the Net Adjusted EBITDA target is achieved, then no bonus is paid. Between 65% and 125% achievement of the Net Adjusted EBITDA target, the bonus payout for corporate performance ranges from 35% to 150% and the bonus payout for personal performance ranges from 80% to 100% of the targeted amount, assuming the employee meets the pre-established personal objectives. The maximum payout for Net Adjusted EBITDA performance is 150%. The following table illustrates the payout schedule under the 2011 Bonus Program:

EBITDA Performance	Percentage Bonus Payout
	Corporate	Personal
(% EBITDA Target)	(% Payout)	(% Max Payout, Assuming Personal Objectives Met)
<65%	0%	0%
65%	35%	80%
70%	44%	85%
75%	54%	90%
80%	63%	100%
81%	65%	100%
82%	67%	100%
83%	68%	100%
84%	70%	100%
85%	72%	100%
86%	74%	100%
87%	76%	100%
88%	78%	100%
89%	80%	100%
90%	81%	100%
91%	83%	100%
92%	85%	100%
93%	87%	100%
94%	89%	100%
95%	91%	100%
96%	93%	100%
97%	94%	100%
98%	96%	100%
99%	98%	100%
100%	100%	100%
101%	102%	100%
102%	104%	100%
103%	106%	100%

EBITDA Performance	Percentage Bonus Payout
	Corporate	Personal
(% EBITDA Target)	(% Payout)	(% Max Payout, Assuming Personal Objectives Met)
104%	108%	100%
105%	110%	100%
106%	112%	100%
107%	114%	100%
108%	116%	100%
109%	118%	100%
110%	120%	100%
111%	122%	100%
112%	124%	100%
113%	126%	100%
114%	128%	100%
115%	130%	100%
116%	132%	100%
117%	134%	100%
118%	136%	100%
119%	138%	100%
120%	140%	100%
121%	142%	100%
122%	144%	100%
123%	146%	100%
124%	148%	100%
125%	150%	100%

The Compensation Committee believes the adjusted payout schedule is appropriate in light of the increase in the Net Adjusted EBITDA target. The 2011 Bonus Program provides the Compensation Committee with discretion to grant additional discretionary bonuses to participants, including the Company’s named executive officers, in the event that the Company achieves Net Adjusted EBITDA of 126% or more of the Company’s target. The 2011 Bonus Program also provides the Compensation Committee with discretion to grant discretionary bonuses to participants, including the named executive officers, based upon individual performance or the occurrence of events that the Compensation Committee considers extraordinary.

The schedule below shows the award guidelines for the 2011 awards for the named executive officers:

	2011 Base Salary	Target Bonus		Incentive Mix
Name		% of Salary	Dollars	Company	Personal
Mikel H. Williams	$450,000	100%	$450,000	70%	30%
J. Michael Dodson	$300,000	50%	$150,000	70%	30%
Michael R. Mathews	$300,000	50%	$150,000	50%	50%
Gerald P. Barnes (1)	$250,000	80%	$200,000	50%	50%

(1)	Mr. Barnes’ personal performance objectives are based on the Company’s performance against its sales bookings objectives and not subject to Net Adjusted EBITDA targets. Mr. Barnes’ performance against these objectives are calculated and paid in monthly installments.

Long-Term Incentives

Long-term incentive awards are a key element of the Company’s total compensation package for the named executive officers. We also have adopted an equity incentive approach intended to reward longer-term performance and to help align the interest of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plans have been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our equity incentive plans have provided the principal method for our named executive officers to acquire equity interests in the Company.

The size and terms of the awards for an individual recipient will depend upon the level of responsibility of the recipient; the expected future contributions to the growth and development of the Company; the value of past service; and the number of options and restricted shares owned by other executives in comparable positions within the Company. The Company’s 2005 Stock Incentive Plan and the proposed 2011 Stock Incentive Plan provide for a variety of long-term awards including stock options, restricted stock, restricted share units and performance awards.

Restricted Share Awards and Stock Options

The Compensation Committee continually evaluates its equity compensation program to determine whether to issue either restricted share awards, stock options or a combination thereof. In making such determinations, the Compensation Committee considers the accounting treatment, the retention and the number of shares available for grant under the Company’s equity incentive plan and the potential dilutive impact on the Company’s stockholders.

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined. The exercise price of stock option grants is set at the fair market value on the date of grant, which is the closing price on the NASDAQ Stock Market. Under the stockholder-approved 2005 Stock Incentive Plan and the proposed 2011 Stock Incentive Plan, the Company may not grant stock options at a discount to the fair market value or reduce the exercise price of outstanding options, except with the approval of the stockholders or except in the case of a stock split or other similar event. The Company does not grant stock options with “reload” features and it does not loan funds to employees to enable them to exercise stock options.

Stock options are generally granted at regularly-scheduled meetings of the Compensation Committee that coincide with the Company’s regular Board Meetings. On occasion, the Compensation Committee has granted options between regularly scheduled meetings to provide stock options to newly-hired executives and executives receiving a promotion. The Company is continuing to work to eliminate “off cycle” grants to the extent possible.

Perquisites and Other Benefits

The Company does not provide significant perquisites or personal benefits to our named executive officers, except that all of the named executive officers receive car allowances. The costs associated with these benefits for named executive officers are included in the Other Compensation column of the Summary Compensation Table.

Employment and Severance Agreements

Each of the named executive officers, as well as certain other key employees, is a party to an employment agreement with the Company. A description of the terms of the agreements with the named executive officers can be found under the caption “Employment Contracts and Termination of Employment and Change of Control Arrangements.” The principal purpose of the employment agreements is to protect the Company from certain business risks (e.g., threats from loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and to define the Company’s right to terminate the employment relationship. In return, the executive officers are provided assurances with regard to salary and other compensation and benefits, as well as certain severance benefits.

The employment agreements are intended to preserve employee morale and productivity and encourage retention. They are also intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Financial Restatements

Our Compensation Committee does not have an established practice regarding the adjustment or recovery of awards or payment if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment previously made. The Compensation Committee will determine whether to seek recovery of incentive compensation in the event of a financial restatement or similar event based on the facts and circumstances surrounding a financial restatement or similar event, should one occur. Among the key factors that the Compensation Committee will consider is whether the executive officer engaged in fraud or willful misconduct that resulted in the need for a restatement.

In addition, individual performance objectives for executive officers under our 2010 or 2011 Bonus Programs include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.

The Impact of Favorable Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation programs is an important consideration in their design; however, it is not the sole consideration.

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of the Board that establishes such goals consists only of “outside directors.” All of the members of the Compensation Committee qualify as outside directors. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of our Common Stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. Stock option grants under the Company’s 2005 Stock Option Plan and the 2011 Stock Incentive Plan, if adopted, are intended to meet the criteria of Section 162(m) of the Internal Revenue Code.

The Compensation Committee considers the anticipated tax treatment to the Company and to our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some of the compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with its philosophy and is in our stockholders’ best interest, such as time-vested grants of restricted stock. Although the Company’s 2010 Bonus Program and 2011 Bonus Program have not been designed to provide for the deductibility of bonus compensation to covered employees, the Company’s 2005 Stock Incentive Plan and the 2011 Stock Incentive Plan have been designed to provide for the deductibility of compensation to the covered employees for the incentive awards under that Plan.

Stock Ownership Requirements

The Board has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board or the executive officers of the Company.

Securities Trading Policy/Hedging Prohibition

Officers and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Compensation Committee Interlocks and Insider Participation

In 2010, our Compensation Committee consisted of Jay B. Hunt, Andrew E. Lietz, Steven C. Schlepp and Bryant R. Riley. No member of the Compensation Committee is a current, or during 2010 was a former, officer or employee of the Company or any of its subsidiaries. During 2010, no member of the Compensation Committee has a current or prior relationship that must be described under the SEC rules relating to disclosure of related party transactions. In 2010, none of our executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

Compensation Committee Report

The Compensation Committee, comprised of a majority of independent directors, reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and in this Proxy Statement relating to the Annual Meeting.

COMPENSATION COMMITTEE,

Jay B. Hunt

Andrew E. Lietz

Bryant R. Riley

Steven C. Schlepp (Chair)

Summary Compensation Table

The following table summarizes compensation of our Chief Executive Officer, our Chief Financial Officer, our former interim Chief Financial Officer and our two most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer during 2010 who were the only other individuals serving as executive officers at the end of 2010 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)		Total ($)
Mikel H. Williams President & Chief Executive Officer	2010	432,692	—	—	109,012	456,094	(4)	21,556	(5)	1,019,354
	2009	375,000	—	—	—	217,500	(6)	10,000	(7)	602,500
	2008	375,000	—	422,400	—	311,213	(8)	—		1,108,613

J. Michael Dodson(9) Chief Financial Officer	2010	273,462	—	112,000	120,600	148,609	(4)	66,521	(10)	721,192

Michael R. Mathews Senior Vice President & Chief Operations Officer	2010	294,231	—	—	58,699	144,448	(4)	15,845	(11)	513,223
	2009	275,000	—	—	—	85,938	(6)	44,421	(12)	405,359
	2008	275,000	—	230,400	—	86,550	(8)	181,199	(13)	773,149

Gerald P. Barnes Senior Vice President – Sales	2010	250,000	—	—	58,699	276,114	(4)	18,545	(14)	603,358
	2009	250,000	—	—	—	55,198	(6)	11,700	(15)	316,898
	2008	250,000	—	230,400	—	114,716	(8)	11,700	(16)	606,816

William E. Larkin(9) Former Interim Chief Financial Officer	2010	30,769	—	—	—	—		—		30,769
	2009	33,846	—	—	—	—		—		33,846

(1)	Reflects the grant date fair value of restricted share awards granted in the applicable year, calculated in accordance with FASB ASC Topic 718. Additional information related to the calculation of the compensation cost is set forth in Note 9 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2010.
(2)	Reflects the grant date fair value of stock options granted in the applicable year, calculated in accordance with FASB ASC Topic 718. Additional information related to the calculation of the compensation cost is set forth in Note 9 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Under the rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a named executive officer only if the total value for that individual equals or exceeds $10,000, and to quantify each perquisite or personal benefit only if the value thereof exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that individual.
(4)	Amounts represent bonus payments earned for 2010 performance under the 2010 Senior Management Bonus Program, which were paid in February 2011, with the exception of Mr. Barnes’ personal incentive compensation, which was administered quarterly based upon the Company’s performance against sales bookings objectives.
(5)	Amount for 2010 represents an automobile allowance of $9,000 plus $12,556 representing the value on the dividend payment date of restricted share unit dividend equivalents with respect to the payment of cash dividends on the Company’s Common Stock. Dividend equivalents are paid by adjusting the number of shares issuable upon vesting of outstanding restricted share units. The number of additional shares is determined based on the amount of cash dividends paid with respect to the number of shares of Common Stock underlying the RSUs divided by the Company’s closing stock price on the cash dividend payment date.
(6)	Amounts represent bonus payments earned for 2009 performance under the 2009 Senior Management Bonus Program, which were paid in March 2010, with the exception of Mr. Barnes’ personal incentive compensation, which was administered quarterly based upon the Company’s performance against sales bookings objectives.
(7)	Amount for 2009 represents an automobile allowance of $9,000 and a cash service award of $1,000
(8)	Amounts represent bonus payments earned for 2008 performance under the 2008 Senior Management Bonus Program, which were paid in February 2009, with the exception of Mr. Barnes’ personal incentive compensation, which was administered quarterly based upon the Company’s performance against sales bookings objectives.
(9)	Mr. Larkin served as the Company’s Interim Chief Financial Officer from October 20, 2009 until January 21, 2010. Mr. Dodson joined the Company as Chief Financial Officer on January 21, 2010.
(10)	Amount for 2010 represents an automobile allowance of $8,500, $5,555 representing the value of restricted share unit dividend equivalents with respect to the payment of cash dividends on the Company’s Common Stock, plus a temporary housing allowance of $52,466.
(11)	Amount for 2010 represents an automobile allowance of $9,000 plus $6,845 representing the value of restricted share unit dividend equivalents with respect to the payment of cash dividends on the Company’s Common Stock.
(12)	Amount for 2009 represents an automobile allowance of $9,000 and reimbursement of relocation expenses of $35,421.
(13)	Amount for 2008 represents an automobile allowance of $9,000, a temporary housing allowance of $75,647 and reimbursement of relocation expenses of $96,552.
(14)	Amount for 2010 represents an automobile allowance of $10,200, reimbursement of home office expenses of $1,500 plus $6,845 representing the value of restricted share unit dividend equivalents with respect to the payment of cash dividends on the Company’s Common Stock.
(15)	Amount represents an automobile allowance of $10,200 plus reimbursement of home office expenses of $1,500 paid to Mr. Barnes in 2009.
(16)	Amount represents an automobile allowance of $10,200 plus reimbursement of home office expenses of $1,500 paid to Mr. Barnes in 2008.

Grants of Plan-Based Awards

The table below sets forth information on grants of options, stock awards and other plan-based awards to the named executive officers in 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)		Target(2) ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Williams	—	218,250		450,000	607,500	—	—	—	—	—	—	—
	1/14/2010	—		—	—	—	—	—	—	65,000	$4.65	109,012
Mr. Dodson	—	72,750		150,000	202,500	—	—	—	—	—	—	—
	1/21/2010	—		—	—	—	—	—	—	75,000	$4.48	120,600
	1/21/2010	—		—	—	—	—	—	25,000	—	—	112,000
Mr. Mathews	—	86,250		150,000	187,500	—	—	—	—	—	—	—
	1/14/2010	—		—	—	—	—	—	—	35,000	$4.65	58,699
Mr. Barnes	—	2,500	(3)	200,000	250,000	—	—	—	—	—	—	—
	1/14/2010	—		—	—	—	—	—	—	35,000	$4.65	58,699
Mr. Larkin	—	—		—	—	—	—	—	—	—	—	—

(1)

Unless otherwise indicated, these columns show the range of payouts targeted for 2011 performance under the 2011 Senior Management Bonus Program as described in the section titled “Cash Incentive Bonuses” in the Compensation

Discussion and Analysis, assuming 100% achievement of personal objectives. Bonus payments made for 2011 performance under the 2011 Senior Management Bonus Program are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Under the 2011 Bonus Program, the Company must achieve approximately 100% of the Net Adjusted EBITDA target for employees to be entitled to a 100% target payout for Net Adjusted EBITDA performance.
(3)	The personal component of Mr. Barnes’ bonus is based on the Company’s performance against its monthly sales objectives and not subject to Net Adjusted EBITDA targets. Mr. Barnes’ performance against these objectives is calculated monthly and the incentive compensation is paid in monthly installments.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by the named executive officers as of December 31, 2010:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise		Option Expiration	Number of Shares or Units of Stock that have not	Market Value of Shares or Units of Stock That Have Not		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable(1)	Unexercisable(1)	Options	Price ($)(2)		Date	Vested (#)(3)	Vested ($)(4)		Not Vested (#)	($)
Mr. Williams	35,714 214,285 236,000 120,000 — —	— — — — 65,000 —	— — — — — —	$ $ $ $ $	27.16 5.67 7.79 7.76 4.65 —	11/15/2014 12/20/2015 5/10/2016 10/17/2016 1/14/2020 —	— — — — — 37,575	$	— — — — — 441,882	— — — — — —	— — — — — —
Mr. Dodson	— —	75,000 —	— —		$4.48 —	1/21/2020 —	— 25,619	$	— 301,279	— —	— —
Mr. Mathews	30,000 38,095 30,000 — —	— — — 35,000 —	— — — — —	$ $ $ $	7.44 7.76 6.73 4.65 —	2/28/2016 10/17/2016 2/26/2017 1/14/2020 —	— — — 20,495	$	— — — — 241,021	— — — —	— — — — —
Mr. Barnes	60,000 — —	— 35,000 —	— — —	$ $	6.73 4.65 —	2/26/2017 1/14/2020 —	— — 20,495	$	— — 241,021	— — —	— — —
Mr. Larkin	—	—	—		—	—	—		—	—	—

(1)	Stock options within each grant vest incrementally at a rate of one-third per year, with full vesting at the end of three years.
(2)	The exercise price for stock options is determined based on the closing market price of the Common Stock on the grant date.
(3)	Includes additional RSUs issued in conjunction with cash dividends paid during the fiscal year. RSUs awarded under the 2005 Stock Incentive Plan are entitled to receive dividend equivalents with respect to the payment of cash dividends on Common Stock. Dividend equivalents are paid by crediting the recipient with additional whole RSUs as of the cash dividend payment date. The number of additional RSUs is determined based on the amount of cash dividends paid with respect to the number of shares of Common Stock represented by the RSUs divided by the Company’s closing stock price on the cash dividend payment date. Additional RSUs issued in conjunction with dividends are subject to the same terms and conditions and settled in the same manner and at the same time as the RSUs originally subject to the award.
(4)	Computed using the closing market price of the Common Stock on December 31, 2010.

Option Exercises and Stock Vested

The following table sets forth information concerning value realized by each of the named executive officers upon the exercise of stock options and the vesting of restricted stock awards during 2010:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mr. Williams	—	—	50,554	$480,287
Mr. Dodson	—	—	—	—
Mr. Mathews	—	—	26,969	$255,473
Mr. Barnes	40,000	$175,200	26,969	$255,473
Mr. Larkin	—	—	—	—

(1)	Amounts in this column include additional RSUs issued in conjunction with cash dividends paid during the fiscal year, as well as RSUs and restricted shares that were surrendered to the Company in satisfaction of employment tax withholdings.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company currently has employment agreements with the following named executive officers: Mikel Williams, J. Michael Dodson, Michael R. Mathews and Gerald P. Barnes. Although there are some differences in benefit levels depending on the employee’s job level and seniority, the basic elements of the employment agreements are comparable for each of these executive officers.

Base Salary. Each employment agreement establishes the base salary for the named executive officer, which may be increased, but not decreased on an annual basis.

Term and Termination. The employment agreements have no specific term and are subject to termination by either the Company or the named executive officers at any time with or without cause.

Covered terminations and severance payments. Under the employment agreements, the named executive officers are eligible for payments if their employment is terminated (a) involuntarily by the company without cause, or (b) for Good Reason by the employee, as defined in the respective employment agreement. Under Mr. Williams’ employment agreement, good reason includes, among other situations, the completion of a transaction that results in the Company’s stock (or the stock of its successor) not being listed on a U.S. national securities exchange.

For Mr. Williams, severance payments consist of 24 months of base salary, payment of a pro rata portion of the then-current target cash bonuses for the year in which the termination occurs (assuming 100% achievement of target objectives), plus a bonus payment equal to 200% of the target cash bonuses (i.e., a 100% payout of target bonuses for the 24-month severance period). For the other named executive officers, severance payments consist of base salary for 12 months and payment of a pro rata portion of the then-current target cash bonuses for the year in which the termination occurs. The Employment Agreements with Messrs. Dodson, Mathews and Barnes also provide additional “double trigger” assurances following a change in control. In such a situation, in lieu of a pro rata bonus payment, Messrs. Dodson, Mathews and Barnes would receive a bonus payment equal to a 100% payout of the target bonus for the year in which the termination occurred, but only if his or her employment is terminated without cause or for good reason within twelve months following a change in control.

Benefit continuation. In the event of termination of employment without cause or for Good Reason, the named executive officer’s basic employee benefits such as health insurance would be continued for the duration of the severance period.

Accelerated vesting of equity awards. In the event of termination of employment without cause or for Good Reason, any unvested equity awards at the time of termination of employment that would have vested during the severance period become vested and the post-termination exercise period for stock options will be extended to one-year. In addition, all stock options and restricted stock awards awarded under the Company’s 2005 Stock Incentive Plan provide for the acceleration of all unvested stock options and restricted stock awards upon a change in control. The employment agreements of the named excecutive officers also provide upon termination of employment due to death or disability for the acceleration of vesting of stock options and restricted stock awards to the extent such options or awards would have vested during the severance period.

Non-solicitation and Noncompetition. Each named executive officer has agreed to non-solicitation and confidentiality provisions in his or her respective employment agreement. The employment agreements provide that the named executive officers will not solicit customers or employees of the Company during their employment with the Company or following termination for the duration of the applicable severance period. The employment agreements further provide that the named executive officers will not accept employment with certain identified competitors of the Company during their employment or following termination for the duration of the applicable severance period.

Tax Matters. The employment agreement with Mr. Williams provides that the Company will indemnify Mr. Williams, on a fully grossed-up basis, for any tax imposed by Section 4999 of the Code on “excess parachute payments” (as defined in Section 280G of the Code) in connection with certain changes in control or under Section 409A of the Code. If any payment due to a named executive officer is subject to a six-month delay pursuant to Section 409A of the Code, the Company will pay the named executive officer interest on such delayed payments.

The Company has agreed to indemnify each of the Company’s named executive officers to the fullest extent permitted by law against any claims or losses arising in connection with such officer’s service to the Company or any affiliate.

The following table sets forth the potential payments upon termination of the named executive officers as of December 31, 2010, assuming the termination event had taken place on December 31, 2010. The amounts shown include amounts earned through December 31, 2010, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to renegotiation at the time of actual termination. The amounts shown for cash severance and bonus payments reflect base salaries in effect as of December 31, 2010. The amounts shown for accelerated vesting of equity incentive awards reflect the market price of shares of restricted stock that would vest upon termination, based upon the closing price of our common stock on December 31, 2010. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay and distributions of plan balances under the DDi Corp. 401(k) plan. The named executive officers are not entitled to any severance benefits upon involuntary termination for cause or voluntary termination without Good Reason.

Name	Involuntary Termination without Cause or Voluntary Termination for Good Reason Before Change in Control	Involuntary Termination without Cause or Voluntary Termination for Good Reason After Change in Control	Death or Disability
Mr. Williams
Cash Severance	$900,000	$900,000	—
Bonus Payment	$1,350,000	$1,350,000	$450,000
Medical/Welfare Benefits	$32,419	$32,419	—
Value of Restricted Shares Accelerated	$441,882	$441,882	—
Value of Acceleration of Stock Options	$308,100	$462,150	$—
Total	$3,032,401	$3,186,451	$450,000
Mr. Dodson
Cash Severance	$300,000	$300,000	—
Bonus Payment	$150,000	$150,000	$150,000
Medical/Welfare Benefits	$16,209	$16,209	—
Value of Restricted Shares Accelerated	$100,426	$301,279	—
Value of Acceleration of Stock Options	$182,000	$546,000	—
Total	$748,635	$1,313,488	$150,000
Mr. Mathews
Cash Severance	$300,000	$300,000	—
Bonus	$150,000	$150,000	$150,000
Medical/Welfare Benefits	$10,818	$10,818	—
Value of Restricted Shares Accelerated	$241,021	$241,021	—
Value of Acceleration of Stock Options	$82,950	$248,850	—
Total	$784,789	$950,689	$150,000

Name	Involuntary Termination without Cause or Voluntary Termination for Good Reason Before Change in Control	Involuntary Termination without Cause or Voluntary Termination for Good Reason After Change in Control	Death or Disability
Mr. Barnes
Cash Severance	$250,000	$250,000	—
Bonus	$200,000	$200,000	$200,000
Medical/Welfare Benefits	—	—	—
Value of Restricted Shares Accelerated	$241,021	$241,021	—
Value of Acceleration of Stock Options	$82,950	$248,850	—
Total	$773,971	$939,871	$200,000

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Transactions with Related Persons, Promoters and Certain Control Persons

The Company had no related party transactions since the beginning of 2010 and there are no currently proposed transactions. Related party transactions are transactions in excess of $120,000 involving the Company and its subsidiaries and related persons. Related persons include the Company’s directors, director nominees and executive officers since the beginning of the Company’s 2010 fiscal year and beneficial owners of greater than 5% of any class of the Company’s voting securities and members of their respective immediate Family, as defined in SEC rules.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee charter provides that the Audit Committee shall review and approve all related party transactions. We have a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with our Corporate Governance Guidelines, our Board reviews on an annual basis all related party transactions (transactions involving our directors and executive officers or their immediate family members) that each director and executive officer has with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. We are not aware of any transactions between us and any stockholder owning greater than 5% of our Common Stock, but if any transaction were to arise, it would be, pursuant to the Audit Committee charter, reviewed by that committee. Following such annual review, transactions involving our directors are disclosed and reviewed by the Board in its assessment of our director’s independence.

Our Code of Business Conduct and Ethics requires all employees to avoid any situation that involves conflict with their duty to, or with any interest of, the Company to avoid actual or apparent conflicts of interest in personnel and professional relationships.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of DDi Corp. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, we believe that during 2010, all executive officers, directors and greater-than-ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except that Steven C. Schlepp, one of the Company’s directors, filed a late Form 4 in December 2010 in connection with the exercise of stock options and same-day-sale in December 2010, and Mikel H. Williams, Michael R. Mathews and Gerald P. Barnes, each filed a late Form 4 in October 2010 in connection with the vesting of restricted share units.

SUBMISSION OF STOCKHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS FOR THE 2012 ANNUAL MEETING

Nominations for Directors for the 2012 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or (b) any stockholder who (i) will be entitled to vote for the election of directors at the annual meeting and (ii) complies with the notice procedures set forth in the Nomination Bylaw. Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the date of the Company’s immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held, to be timely, notice by the stockholder must be so received at the Company’s principal executive offices at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

To be effective, the written notice must include: (a) as to each person, if any, whom the stockholder intends to nominate for election or reelection as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the number of shares of stock of the Company which are beneficially owned by such person, and any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice, (i) the name and address of the stockholder proposing such nomination, as he/she appears on the Company’s books, and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder.

Under the Nomination Bylaw, in order to be timely for the 2012 Annual Meeting, a stockholder’s notice regarding a director nomination must be delivered to or mailed and received at the Company’s principal executive offices not earlier than February 17, 2012 and not later than March 18, 2012.

Stockholder Proposals for the 2012 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary of the date of the Company’s immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is not held within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held, to be timely, notice by the stockholder must be so received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. Under the Stockholder Proposal Bylaw, in order to be timely for the 2012 Annual Meeting, a stockholder’s notice regarding a proposal must be delivered to or mailed and received at the Company’s principal executive offices not earlier than February 17, 2012 and not later than March 18, 2012.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of a stockholder proposal.

Stockholder Proposal for Inclusion in Proxy Statement for the 2012 Annual Meeting

If you want us to consider including a proposal in the Company’s proxy materials relating to the 2012 Annual Meeting in accordance with SEC Rule 14a-8, you must submit such proposal to the Company no later than December 17, 2011. If such proposal is in compliance with all of the requirements of Rule 14a-8, and not otherwise excludable under Rule 14a-8, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. You should direct any such stockholder proposal to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

AVAILABILITY OF ANNUAL REPORT

You may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but the Company will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to the Company at the Company’s address set forth on the first page of this Proxy Statement, attention: Kurt E. Scheuerman, Corporate Secretary. This Proxy Statement and our 2010 Annual Report may also be viewed on the Internet at www.ddiglobal.com.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Exchange Act.

By Order of the Board of Directors,

Kurt E. Scheuerman
Corporate Secretary

Anaheim, California

April 14, 2011

Appendix A

DDI CORP.

2011 STOCK INCENTIVE PLAN

Plan Document

1. Introduction.

(a) Purpose. By resolution of its Board of Directors approved on March 10, 2011, DDi Corp. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “DDi Corp. 2011 Stock Incentive Plan” (the “Plan”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s stockholders. This Plan is intended to serve as the sole source for all future equity-based awards to those eligible for Plan participation.

(b) Effective Date. This Plan shall become effective on its approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s stockholders (or by such other stockholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(c) Definitions. Terms in the Plan and that begin with an initial capital letter have the defined meaning set forth in Appendix I or elsewhere in this Plan, in either case unless the context of their use clearly indicates a different meaning.

(d) Effect on Other Plans, Awards, and Arrangements. This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. Notwithstanding the foregoing, effective upon stockholder approval of this Plan, no further awards of any kind shall occur under the DDi Corp. 2005 Stock Incentive Plan, and any Shares that are currently reserved for awards under such plan (as well as any Shares that in the future would have become available for awards under that plan for any reason, including but not limited to expiration or forfeiture of outstanding awards) shall be added to the reserve of Shares that are authorized and available for issuance pursuant to this Plan.

2. Types of Awards. The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed below:

Section 5	Stock Options
Section 6	Share Appreciation Rights (“SARs”)
Section 7	Restricted Shares, Restricted Share Units (“RSUs”), and Unrestricted Shares
Section 8	Deferred Share Units (“DSUs”)
Section 9	Performance and Cash-settled Awards
Section 10	Dividend Equivalent Rights

3. Shares Available for Awards.

(a) Generally, Subject to Section 1(d) above and Section 13 below, a total of 1,750,000 Shares shall be available for issuance under the Plan. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

(b) Replenishment; Counting of Shares. Any Shares reserved for Plan Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, due to its settlement in cash rather than in Shares, or the Award’s forfeiture, cancellation, expiration, or net settlement through the issuance of Shares). Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity. On the other hand, Shares that a Person owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable Withholding Taxes shall not increase the number of Shares available for future issuance under the Plan. Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

(c) ISO Share Reserve. The number of Shares that are available for ISO Awards shall not exceed the maximum number of Shares (as adjusted pursuant to Sections 1(d) and 13 of the Plan, and as determined in accordance with Code Section 422) set forth under Section 3(a) hereof.

(d) Vesting Limitation. Notwithstanding any other provision of the Plan to the contrary, Awards shall become vested on a pro rata basis over a period of not less than three years (or, in the case of vesting with respect to Performance Awards, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the Grant Date; provided, however, that, notwithstanding the foregoing, such Awards that result in the issuance of an aggregate of up to 40% of the Shares available pursuant to Section 3(a), as adjusted pursuant to Section 13 below, may be granted to any one or more Eligible Persons without respect to such minimum vesting provisions.

4. Eligibility.

(a) General Rule. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted. Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b) Option and SAR Limits per Person. During the term of the Plan, no Participant may receive Options and SARs that relate to more than 40% of the maximum number of Shares issuable under the Plan as of its Effective Date, as such number may be adjusted pursuant to Section 13 below.

(c) Replacement Awards. Subject to Applicable Law (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant, consent to surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR unless either (i) the Award is occurring in connection with the assumption or exchange of economically-equivalent awards in connection with a Change in Control, or (ii) the Company’s stockholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

5. Stock Options.

(a) Grants. Subject to the special rules for ISOs set forth in the next paragraph, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons, provided in all instances that:

(i)	the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date (unless the Award replaces a previously issued Option or SAR); and

(ii)	no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b) Special ISO Provisions. The following provisions shall control any grants of Options that are denominated as ISOs; provided that ISOs may not be awarded unless the Plan receives stockholder approval within twelve (12) months after its Effective Date, and ISOs may not be granted more than ten (10) years after Board approval of the Plan.

(i)	Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii)	Documentation. Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422 or the provisions of this Section 5(b). In the case of an ISO, the Committee shall determine on the Date of Grant the acceptable methods of paying the exercise price for Shares, and it shall be included in the applicable Award Agreement.

(iii)	$100,000 Limit. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the limitation set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(iv)	Grants to 10% Holders. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v)	Substitution of Options. In the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Section, substitute ISOs for ISOs previously granted under the plan of the acquired company provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)	Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (A) two years of the Grant Date, or (B) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

(c) Method of Exercise. Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both written notice of exercise to the secretary of the Company, and payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include (without limitation):

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

(iii) a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option;

(iv) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(v) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Exercise of an Unvested Option. The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(e) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

Reason for terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.

(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.

(III) Retirement of the Participant.	Within six months after termination of the Participant’s Continuous Service.

(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.

(V) Any other reason.	Within 90 days after termination of the Participant’s Continuous Service.

If there is a Securities and Exchange Commission blackout period (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

(f) Buyout. Subject to Applicable Law including any applicable stockholder approval requirement, the Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

6. SARs.

(a) Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that:

(i)	the exercise price for the Shares subject to each SAR shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date (unless the Award replaces a previously issued Option or SAR);

(ii)	no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and

(iii)	each SAR shall, except to the extent a SAR Award Agreement provides otherwise, be subject to the provisions of Section 5(e) relating to the effect of a termination of Participant’s Continuous Service and Section 5(f) relating to buyouts, in each case with “SAR” being substituted for “Option.”

(b) Settlement. Subject to the Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the product of the number of Shares as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (ii) an exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement. If, on the date on which a SAR or portion thereof is to expire, the Fair Market Value of the underlying Shares exceeds their aggregate exercise price of such SAR, then the SAR shall be deemed exercised and the Participant shall within ten days thereafter receive the Shares, cash, or combination of cash or Shares that would have been issued and/or paid on such date if the Participant had affirmatively exercised the SAR on that date.

(c) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option, and shall have an exercise price that is not less than the exercise price of the related Option. A SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above. Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

(d) Effect on Available Shares. At each time of exercise of a SAR that is settled in Shares, only those Shares that are issued or delivered in settlement of the exercise shall be counted against the number of Shares available for Awards under the Plan.

7. Restricted Shares, RSUs, and Unrestricted Share Awards.

(a) Grant. The Committee may grant Restricted Share, RSU, or Unrestricted Share Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selection by the Committee. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.

(c) Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d) Section 83(b) Elections. A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs that are thereafter replaced by the Restricted Shares.

(e) Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement, a Participant may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section.

(f) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 11 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

8. DSUs.

(a) Elections to Defer. The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections under this Section (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of ERISA).

(b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c) Issuances of Shares. Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to –

(i) the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii) the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Emergency Withdrawals. Unless an Award Agreement expressly provides otherwise, in the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section. For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

(e) Termination of Service. For purposes of this Section, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations § 1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

9. Performance and Cash-Settled Awards.

(a) Performance Units. Subject to the limitations set forth in paragraph (b) hereof, the Committee may in its discretion grant Performance Awards, including Performance Units to any Eligible Person, including Performance Unit Awards that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, but (ii) are settled only in cash. All Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.

(b) Performance Compensation Awards. Subject to the limitations set forth herein, the Committee may, at the time of grant of a Performance Award, designate it as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes, “qualified performance-based compensation” under Code Section 162(m), and has terms and conditions designed to qualify as such. With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Limitations on Awards. The maximum Performance Compensation Award that any one Participant may receive for any one Performance Period, without regard to time of vesting or exercisability, shall not together exceed the limitations set forth in Section 4(b) above as adjusted pursuant to Section 13 below (or, for Performance Units to be settled in cash, U.S. $1,000,000 determined on the Grant Date). The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will be credited as DSUs or as deferred cash compensation under a separate plan of the Company

(provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Code Section 162(b).

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; optional performance metrics; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e) Deferral Elections. At any time prior to the date that is both at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section.

10. Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Deferred Share Unit, or Performance Share Award.

(a) Nature of Right. Each Dividend Equivalent Right shall represent the right to receive amounts based on the dividends declared on Shares as of all dividend payment dates during the term of the Dividend Equivalent Right (as determined by the Committee). Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted in as part of another Award shall have a term and an expiration date that coincide with those of the related Award.

(b) Settlement. Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out on the (i) on the payment date for dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this

Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. Only the Shares actually issued pursuant to Dividend Equivalent Rights shall count against the limits set forth in Section 3 above.

(c) Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 9 above.

11. Taxes; Withholding.

(a) General Rule. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes. Except to the extent otherwise either provided in an Award Agreement or thereafter authorized by the Committee, the Company or any Affiliate will satisfy required Withholding Taxes that the Participant has not otherwise arranged to settle before the due date thereof –

(i)	first from withholding the cash otherwise payable to the Participant pursuant to the Award;

(ii)	then by withholding and cancelling the Participant’s rights with respect to a number of Shares that (A) would otherwise have been delivered to the Participant pursuant to the Award, and (B) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding); and

(iii)	finally, withholding the cash otherwise payable to the Participant by the Company.

The number of Shares withheld and cancelled to pay a Participant’s Withholding Taxes will be rounded up to the nearest whole Share sufficient to satisfy such taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.

(b) U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(c) Unfunded Tax Status. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

12. Non-Transferability of Awards.

(a) General. Except as set forth in this Section, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b) Limited Transferability Rights. The Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(c) Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

13. Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of cash or securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b) Material Dividends. Unless otherwise provided in an Award Agreement, in the event of a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares (a “Material Dividend”) the Committee may make appropriate adjustments (which adjustments shall be final, binding and conclusive on all parties) in one or more of: (i) the Exercise Price, including the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of Shares subject to the Option or SAR), under each outstanding Option or SAR necessary to compensate for the loss of intrinsic value of such Award as a result of the Material Dividend and (ii) other adjustments or actions appropriate to compensate for the loss of intrinsic value of such Award as a result of the Material Dividend; provided that any such adjustments or other actions described in subsections (i) or (ii) shall be made in compliance with the Code (including Section 409A thereof) and the Treasury Regulations thereunder and any other applicable tax laws or regulations.

(c) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(d) Change in Control. In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some outstanding Awards (based on the Fair Market Value, on the date of the

Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee, and with the Committee having full discretion to cancel either all Awards or only select Awards (such as only those that have vested on or before the Change in Control);

(iii) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised, settled, or cancelled prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation;

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms set forth above.

Notwithstanding the above and unless otherwise provided in an Award Agreement or in any employment-related agreement between the Company or any Affiliate and the Participant, in the event a Participant is Involuntarily Terminated on or within 12 months (or other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted pursuant to this Section above shall accelerate and become fully vested (and become exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares underlying the Award shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination, unless an Award Agreement provides otherwise.

14. Termination, Rescission and Recapture of Awards.

(a) Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, to the extent incorporated into an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall, if requested in writing by the Company, certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within ten days after receiving notice from the Company of any such activity described in Section 14(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (e) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h) All administrative and discretionary authority given to the Company under this Section shall be exercised by the Committee or such other person or Committee as the Committee may designate from time to time.

(i) If any provision within this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

15. Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent—

(a) the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b) in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section.

In each instance, the Committee may, to the extent practicable and allowable or required under Applicable Law, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period. Notwithstanding any other provision of the Plan, all Awards shall be subject to Reimbursement, Termination, Rescission, and/or Recapture to the extent required by Applicable Law, including but not limited to Section 10D of the Exchange Act.

16. Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

17. Administration of the Plan. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules and regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii) to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g. confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(viii) in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system; and

(ix) to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(d) Local Law Adjustments and Sub-plans. To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(c) Action by Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determination the Committee makes pursuant to the Plan shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(f) Expenses. The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates.

18. Modification of Awards and Substitution of Options. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award. However, except in connection with a Change in Control or as approved by the Company’s stockholders for any period during which it is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, or granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of applicable securities laws. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

19. Plan Amendment and Termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 13 above) unless such change is authorized by the stockholders of the Company. A termination or amendment of the Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof. Furthermore, neither the Company nor the Committee shall, without stockholder approval, amend the Plan either (a) to allow for a “repricing” within the meaning of securities laws applicable to proxy statement disclosures, or (b) to cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type.

20. Term of Plan. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after its Effective Date as determined under Section 1(b) above. No Awards shall be made under the Plan after its termination.

21. Governing Law. The terms of this Plan shall be governed by the laws of the State of Delaware, within the United States of America, without regard to the State’s conflict of laws rules.

22. Laws and Regulations.

(a) General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b) Black-out Periods. Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.

(c) Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

23. No Stockholder Rights. Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

Appendix I: Definitions

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, territorial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made, in writing or by an electronic medium, pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, a Performance Award, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means unless another definition is set forth in an Award Agreement, the first of the following to occur after the Effective Date:

(i) Acquisition of Controlling Interest. Any Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change in Control, as reasonably determined by the Board.

(ii) Change in Board Control. During any consecutive one-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an

“approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii) Merger. The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before the transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iv) Sale of Assets. The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets.

(v) Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor, provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (iii) with respect to any decision relating to a Reporting Person, a committee consisting solely of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means DDi Corp., a Delaware corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Company Stock” means common stock, $0.01 par value, of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 13), the Shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

“Consultant” means any person (other than an Employee or Director), including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Disabled” means (i) for an ISO, that the Participant is disabled within the meaning of Code section 22(e)(3), and (ii) for other Awards, a condition under which that the Participant –

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

“Dividend Equivalent Rights” means Awards pursuant to Section 10 of the Plan, which may be attached to other Awards.

“Effective Date” means the date on which the Company’s stockholders approve the Plan.

“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” as of any date (the “Determination Date”) means: (i) the closing price or last sale price of a Share on the New York Stock Exchange, NASDAQ or such other stocks exchange as the Company Stock is then listed for trading on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).

“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) the date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Incentive Stock Option” (or “ISO”) means, an Option that qualifies for favorable income tax treatment under Code Section 422.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:

(i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or

(ii) voluntary resignation by the Participant through the following actions: (1) the Participant provides the Company with written notice of the existence of one of the events, arising without the Participant’s consent, listed in clauses (A) through (C), below within thirty (30) days of the initial existence of such event; (2) the Company fails to cure such event within thirty (30) days following the date such notice is given; and (3) the Participant elects to voluntarily terminate employment within the ninety (90) day period immediately following such event. The events include: (A) a material reduction in the Participant’s authority, duties, and responsibilities, provided that a mere change in the Participant’s title shall not trigger an Involuntary Termination, (B) the Participant being required to relocate his place of employment, other than a relocation within fifty (50) miles of the Participant’s principal work site at the time of the Change in Control, or (C) a material reduction in the Participant’s Base Salary other than any such reduction consistent with a general reduction of pay for similarly-situated Participants.

“Material Dividend” has the meaning set forth in Section 13 of the Plan.

“Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

“Option Proceeds” shall mean the cash actually received by the Company for the exercise price in connection with the exercise of Options that are exercised after the Effective Date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such Option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise. With respect to Options, to the extent that a Participant pays the exercise price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

“Option” means a right to purchase Shares at a price and on terms and conditions determined in accordance with the Plan.

“Participant” means any Eligible Person who holds an outstanding Award.

“Performance Awards” mean Awards granted pursuant to Section 9.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this DDi Corp. 2011 Stock Incentive Plan.

“Recapture”, “Rescission”, “Reimbursement” have the meanings set forth in Section 14 of the Plan.

“Recoupment” has the meaning set forth in Section 15 of the Plan.

“Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3.

“Restricted Share” means a Share of Company Stock awarded with restrictions imposed under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.

“Retirement” means a Participant’s termination of employment after age 65.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.

“Termination” has the meaning set forth in Section 14 of the Plan.

“Unrestricted Shares” mean Shares (without restrictions) awarded pursuant to Section 7 of the Plan.

“Withholding Taxes” means the aggregate minimum amount of federal, state, provincial, territorial, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

DDI CORP.	INTERNET http://www.proxyvoting.com/ddic Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
00000	00000
▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 THROUGH 4 AND FOR “EVERY 3 YEARS” ON ITEM 5.	Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND “3 YEARS” ON PROPOSAL 5.

							FOR	AGAINST	ABSTAIN

1.	ELECTION OF DIRECTORS Nominees:	FOR ALL ☐	WITHHOLD FOR ALL ☐	*EXCEPTIONS ☐	2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐
01 02 03	Robert J. Amman Jay B. Hunt Andrew E. Lietz				3. Approval of the DDi Corp. 2011 Stock Incentive Plan.		☐	☐	☐
04 05 06	Lloyd I. Miller, III Bryant R. Riley Steven C. Schlepp				4. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.		☐	☐	☐
07 08	Carl R. Vertuca, Jr. Mikel H. Williams
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name(s) in the space provided below.					5. Executive Compensation Frequency Stockholder Vote	1 year ☐	2 years ☐	3 years ☐	Abstain ☐
*Exceptions							Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ___________________________________	Signature ___________________________________	Date ___________

You can now access your DDi Corp. account online.

Access your DDi Corp. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for DDi Corp., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.ddiglobal.com.

▼  FOLD AND DETACH HERE  ▼

PROXY

DDI CORP.

Annual Meeting of Stockholders – May 17, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Mikel H. Williams and Kurt E. Scheuerman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DDi Corp. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 17, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WO#	Fulfillment#
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